UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Assured Guaranty Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ASSURED GUARANTY®

Notice of 2015 Annual Meeting & Proxy Statement

March 20, 2015 Hamilton, Bermuda
DEAR SHAREHOLDERS:

It is with great pleasure that we invite you to our 2015 Annual General Meeting of shareholders. The meeting will be held on Wednesday, May 6, 2015, at our offices at 1 Finsbury Square, London, EC2A 1AE, United Kingdom at 8:00 a.m. London Time.

Our formal agenda for this year's meeting is to vote on the election of directors, to vote on an advisory basis on executive compensation, to ratify the selection of the independent auditor for 2015, and to direct us to vote on directors and the independent auditor for one of our subsidiaries. In addition, we will report to you the highlights of 2014 and discuss the development of our business in 2015. Representatives of our independent auditor will be in attendance at the meeting and will be available to answer questions as well.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders via the Internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials which are included in such notice and in the proxy statement.

Whether or not you plan to attend the meeting, your vote on these matters is important to us. Shareholders of record can vote their shares via the Internet or by using a toll-free telephone number or by requesting and completing a proxy card and mailing it in the return envelope provided. Instructions for accessing the proxy materials appear in the Notice Regarding the Availability of Proxy Materials mailed to you on or around March 27, 2015. If you hold shares through your broker or other intermediary, that person or institution will provide you with instructions on how to vote your shares.

If you are a beneficial owner of our shares, we urge you to give voting instructions to your broker so that your vote can be counted. This is especially important since the New York Stock Exchange does not allow brokers to cast votes with respect to many matters, such as the election of directors and executive compensation, unless they have received instructions from the beneficial owner of shares.

We look forward to seeing you at the meeting.

Sincerely,

Robin Monro-Davies	Dominic J. Frederico
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL GENERAL MEETING	March 20, 2015 Hamilton, Bermuda

TO THE SHAREHOLDERS OF ASSURED GUARANTY LTD.:

The Annual General Meeting of Assured Guaranty Ltd., which we refer to as AGL, will be held on Wednesday, May 6, 2015, at 8:00 a.m. London Time at the offices of AGL at 1 Finsbury Square, London, EC2A 1AE, United Kingdom, for the following purposes:

1.
To elect our board of directors;

2.
To vote, on an advisory basis, on executive compensation;

3.
To ratify the appointment of PricewaterhouseCoopers LLP as AGL's independent auditor for the fiscal year ending December 31, 2015;

4.
To direct AGL to vote for directors of, and the ratification of the appointment of the independent auditor for, its subsidiary Assured Guaranty Re Ltd.; and

5.
To transact such other business, if any, as lawfully may be brought before the meeting.

Shareholders of record are being mailed a Notice Regarding the Availability of Proxy Materials on or around March 27, 2015, which provides shareholders with instructions on how to access the proxy materials and our 2014 annual report on the Internet, and if they prefer, how to request paper copies of these materials.

Only shareholders of record, as shown by the transfer books of AGL, at the close of business on March 9, 2015, are entitled to notice of, and to vote at, the Annual General Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE VOTE AS PROMPTLY AS POSSIBLE VIA THE INTERNET OR BY TELEPHONE. ALTERNATIVELY, IF YOU HAVE REQUESTED WRITTEN PROXY MATERIALS, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. FOR FURTHER INFORMATION CONCERNING THE INDIVIDUALS NOMINATED AS DIRECTORS, THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT.

By Order of the Board of Directors,

James M. Michener
Secretary

6	INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND VOTING
6	Why Did I Receive a Notice Regarding the Availability of Proxy Materials in the Mail Instead of a Full Set of Proxy Materials?
6	Why Has This Proxy Statement Been Made Available?
6	What Proposals Will be Voted on at the Annual General Meeting?
7	Are Proxy Materials Available on the Internet?
7	Who Is Entitled to Vote?
7	How Many Votes Do I Have?
7	What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?
8	How Do I Vote By Proxy if I Am a Shareholder of Record?
8	How Do I Give Voting Instructions if I Am a Beneficial Owner?
8	May I Vote by Telephone or Via the Internet?
9	May I Revoke My Proxy?
9	How Do I Vote in Person at the Annual General Meeting?
10	What Votes Need to be Present to Hold the Annual General Meeting?
10	What Vote Is Required to Approve Each Proposal?
10	How Are Votes Counted?
10	What Is the Effect of Broker Non-Votes and Abstentions?
11	What Are the Costs Of Soliciting These Proxies and Who Will Pay Them?
11	Where Can I Find the Voting Results?
11	Will AGL's Independent Auditor Attend the Annual General Meeting?
11	Do Directors Attend the Annual General Meeting?
11	Can a Shareholder, Employee or Other Interested Party Communicate Directly With Our Board? If So, How?
12	Whom Should I Call if I Have Any Questions?
12	How Does "Householding" Work?

13		CORPORATE GOVERNANCE
13		Overview
14		The Board of Directors
14		Director Independence
15		The Committees of the Board
16		How Are Directors Compensated?
19		What Is Our Board Leadership Structure?
19		How Does the Board Oversee Risk?
21		How Are Directors Nominated?
22		Compensation Committee Interlocking and Insider Participation
22		What Is Our Related Person Transactions Approval Policy and What Procedures Do We Use To Implement It?
23		What Related Person Transactions Do We Have?
23		Did Our Insiders Comply With Section 16(A) Beneficial Ownership Reporting in 2014?

24		PROPOSAL NO. 1: ELECTION OF DIRECTORS

29		INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP
29		How Much Stock is Owned By Directors, Nominees and Executive Officers?
30		Which Shareholders Own More Than 5% of Our Common Shares?

31		EXECUTIVE COMPENSATION
31		Compensation Discussion and Analysis
	31	Summary
		31	2014 Highlights
		32	Our Total Shareholder Return
PAGE 2	ASSURED GUARANTY

	33	2014 Results Against Targets
	33	Executive Compensation Program Changes
	35	Key Compensation Improvements Since 2011
	36	A Snapshot of Our CEO's 2014 Compensation
37	Executive Compensation Program Structure and Process
	37	Overview of Philosophy and Design
	37	The Decision-Making Process
	38	Outreach on Our Executive Compensation Program
	39	Changes to Our Executive Compensation Program
47	2014 Executive Performance
	47	Accomplishments
	48	Challenges
	49	2014 Results Against Targets
50	2014 CEO Performance Review Process and Decisions
	50	Overview
	51	Cash Incentive
	54	Equity Compensation
	55	CEO Reported Pay versus Realized Pay
55	2014 Other Executive Officer Compensation Decisions
	55	Non-Financial Objectives and Achievements of the Other Executive Officers
	57	Compensation Decisions for the Other Executive Officers
58	Executive Compensation Conclusion
58	Payout Under Performance Retention Plan
59	Compensation Governance
	59	The Role of the Board's Compensation Committee
	60	The Role of the Independent Consultant
	60	Executive Officer Recoupment Policy
	60	Stock Ownership Guidelines
	61	Anti-Hedging Policy
	61	Anti-Pledging Policy
	61	Award Timing
61	Post-Employment Compensation
	61	Retirement Benefits
	61	Severance

		62	Change in Control Benefits
	62	Tax Treatment
	63	Non-GAAP Financial Measures
64		Compensation Committee Report
65		2014 Summary Compensation Table
66		Employment Agreements
66		Perquisite Policy
66		Severance Policy
66		Employee Stock Purchase Plan
67		Indemnification Agreements
67		2014 Grants of Plan-Based Awards
69		Outstanding Equity Awards at December 31, 2014
71		2014 Option Exercises and Stock Vested
71		Nonqualified Deferred Compensation
72		Potential Payments Upon Termination or Change in Control

79		EQUITY COMPENSATION PLANS INFORMATION

80		AUDIT COMMITTEE REPORT

82		PROPOSAL NO. 2: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

83		PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

85		PROPOSAL NO. 4: PROPOSALS CONCERNING OUR SUBSIDIARY ASSURED GUARANTY RE LTD.

88		SHAREHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

89		OTHER MATTERS
2015 PROXY STATEMENT	PAGE 3

PROXY STATEMENT

Assured Guaranty Ltd.	1 Finsbury Square London, EC2A 1AE United Kingdom	March 20, 2015

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. For more complete information about the following topics, please review the complete proxy statement and AGL's Annual Report on Form 10-K. We intend to begin distribution of the Notice Regarding the Availability of Proxy Materials to shareholders on or about March 27, 2015.

Annual General Meeting

Time and Date	8:00 a.m. London time, May 6, 2015
Place	1 Finsbury Square London, EC2A 1AE United Kingdom
Record Date	March 9, 2015
Voting	Shareholders as of the record date are entitled to vote. Each Common Share is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Meeting Agenda and Voting Matters

AGENDA ITEM	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
Election of directors	For each director nominee	Page 24

Advisory vote on executive compensation	For	Page 82

Ratification of PricewaterhouseCoopers as AGL's independent auditor for 2015	For	Page 83

Direction of AGL to vote for directors of, and the ratification of the independent auditor of, AGL's subsidiary, Assured Guaranty Re Ltd.	For each director nominee and for the independent auditor	Page 85

We will also transact any other business that may properly come before the meeting.

PAGE 4	ASSURED GUARANTY

Summary Director Information

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term by a majority of votes cast.

Based on conversations with Robin Monro-Davies, the current Chairman of our Board of Directors, the Board did not renominate him for re-election at the 2015 Annual General Meeting, and he will therefore be retiring from the Board in May 2015. At the February 2015 meeting of the Nominating and Governance Committee, the committee recommended that the Board designate Francisco Borges to succeed Mr. Monro-Davies as Chairman of the Board of Directors and at its February 2015 meeting, the Board approved the recommendation and made such designation.

		DIRECTOR		COMMITTEES

NOMINEE	AGE	SINCE	PRINCIPAL OCCUPATION	A	C	F	NG	RO	E
Francisco L. Borges	63	2007	Chairman, Landmark Partners, LLC				X	X	X
G. Lawrence Buhl	68	2004	Former Regional Director for Insurance Services, Ernst & Young LLP		X
Stephen A. Cozen	75	2004	Chairman, Cozen O'Connor		X
Dominic J. Frederico	62	2004	President and Chief Executive Officer, Assured Guaranty Ltd.						X
Bonnie L. Howard	61	2012	Former Chief Auditor and Global Head of Control and Emerging Risk, Citigroup	X		X
Patrick W. Kenny	72	2004	Former President and Chief Executive Officer, International Insurance Society				X		X
Simon W. Leathes	67	2013	Non-executive director of HSB-Engineering Insurance Ltd., a UK subsidiary of Munich Re	X		X			X
Michael T. O'Kane	69	2005	Former Senior Managing Director, Securities Division, TIAA-CREF	X
Yukiko Omura	59	2014	Former Vice President, International Fund for Agricultural Development			X		X
			2014 Meetings	5	5	4	4	4	0

A: Audit;    C: Compensation;    F: Finance;    NG: Nominating & Governance;    RO: Risk Oversight;    E: Executive;     : Chair

2015 PROXY STATEMENT	PAGE 5

    INFORMATION ABOUT THE ANNUAL GENERAL
    MEETING AND VOTING

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS IN THE MAIL INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with the rules of the Securities and Exchange Commission (SEC), instead of mailing a printed copy of the proxy statement, annual report and other materials (which we refer to as proxy materials) for the Annual General Meeting of Shareholders (which we refer to as the Annual General Meeting) of Assured Guaranty Ltd. (which we refer to as AGL, we, us or our; we use Assured Guaranty, our Company or the Company to refer to AGL and its subsidiaries), we are furnishing proxy materials to shareholders on the Internet by providing a Notice Regarding the Availability of Proxy Materials (which we refer to as a Notice) to inform shareholders when the materials are available on the Internet.

If you receive the Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you on how you may access and review all of our proxy materials, as well as how to submit your proxy, over the Internet.

We will first make available the proxy statement, form of proxy card and 2014 annual report to shareholders at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 27, 2015 to all shareholders entitled to vote at the Annual General Meeting. You may also request a printed copy of the proxy solicitation materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com. Our 2014 annual report to shareholders will be made available at the same time and by the same methods.

We elected to use electronic notice and access for our proxy materials because we believe it will reduce our printing and mailing costs related to our Annual General Meeting.

WHY HAS THIS PROXY STATEMENT BEEN MADE AVAILABLE?

Our Board of Directors is soliciting proxies for use at our Annual General Meeting to be held on May 6, 2015, and any adjournments or postponements of the meeting. The meeting will be held at 8:00 a.m. London Time at our offices at 1 Finsbury Square, London, EC2A 1AE, United Kingdom.

This proxy statement summarizes the information you need to vote at the Annual General Meeting. You do not need to attend the Annual General Meeting to vote your shares.

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL GENERAL MEETING?

The following proposals are scheduled to be voted on at the Annual General Meeting:

•
The election of directors

•
An advisory vote to approve executive compensation
PAGE 6	ASSURED GUARANTY

•
The ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which we refer to as PwC, as our independent auditor for 2015

•
The direction of AGL to vote for the election of the directors of, and the ratification of the appointment of the independent auditor for, our subsidiary Assured Guaranty Re Ltd. (which we refer to as AG Re)

Our Board of Directors recommends that you vote your shares "FOR" each of the nominees and each of the foregoing proposals.

ARE PROXY MATERIALS AVAILABLE ON THE INTERNET?

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on Wednesday, May 6, 2015

Yes. Our proxy statement for the 2015 Annual General Meeting, form of proxy card and 2014 annual report to shareholders are available at www.assuredguaranty.com/annualmeeting. The proxy materials will also be available at www.proxyvote.com on or about March 27, 2015 to all shareholders entitled to vote at the Annual General Meeting.

You can obtain directions to attend the 2015 Annual General Meeting by contacting Virginia Reynolds at + 44 020 7562 1920 or at vreynolds@assuredguaranty.com.

WHO IS ENTITLED TO VOTE?

March 9, 2015 is the record date for the Annual General Meeting. If you owned our Common Shares at the close of business on March 9, 2015, you are entitled to vote. On that date, 154,413,414 of our Common Shares were outstanding and entitled to vote at the Annual General Meeting, including 43,577 unvested restricted Common Shares. Our Common Shares are our only class of voting stock. The closing price of our Common Shares on March 9, 2015 was $26.06.

HOW MANY VOTES DO I HAVE?

You have one vote for each of our Common Shares that you owned at the close of business on March 9, 2015.

However, if your shares are considered "controlled shares," which our Bye-Laws define generally to include all of our Common Shares directly, indirectly or constructively owned or beneficially owned by any person or group of persons, or owned by any "United States person," as defined in the U.S. Internal Revenue Code of 1986, as amended, which we refer to in this proxy statement as the Internal Revenue Code or the IRC, and such shares constitute 9.5% or more of our issued Common Shares, the voting rights with respect to your controlled shares will be limited, in the aggregate, to a voting power of approximately 9.5%, pursuant to a formula specified in our Bye-Laws.

The Notice indicates the number of Common Shares you are entitled to vote, without giving effect to the controlled share rule described above.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

2015 PROXY STATEMENT	PAGE 7

•
Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record of those shares and these proxy materials are being sent to you directly. As the shareholder of record, you have the right to grant your voting proxy directly to AGL or to vote in person at the Annual General Meeting. You may vote by telephone or via the Internet as described below under the heading "Information About the Annual General Meeting and Voting—May I Vote by Telephone or via the Internet?" or you may request a paper copy of the proxy materials and vote your proxy card by mail.

•
Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and our proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares and are also invited to attend the Annual General Meeting. However, since you are not the shareholder of record, you may only vote these shares in person at the Annual General Meeting if you follow the instructions described below under the heading "How do I Vote in Person at the Annual General Meeting?" Your broker or nominee has provided a voting instruction form for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by telephone or on the Internet as described below under the heading "May I Vote by Telephone or via the Internet?"

HOW DO I VOTE BY PROXY IF I AM A SHAREHOLDER OF RECORD?

If you are a shareholder of record and you properly submit your proxy card (by telephone, via the Internet or by mail) so that it is received by us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card (including electronic signatures in the case of Internet or telephonic voting) but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors (also referred to as our Board or the Board):

•
FOR each nominee for election of directors

•
FOR approval of our executive compensation

•
FOR the ratification of the appointment of PwC as our independent auditor for 2015

•
FOR directing AGL to vote for each nominee for election of directors of, and the ratification of the appointment of the independent auditor for, our subsidiary, AG Re

If any other matter is presented, your proxy will vote in accordance with the best judgment of the individuals named on the proxy card. As of the date of printing this proxy statement, we knew of no matters that needed to be acted on at the Annual General Meeting other than those discussed in this proxy statement.

HOW DO I GIVE VOTING INSTRUCTIONS IF I AM A BENEFICIAL OWNER?

If you are a beneficial owner of shares, the broker will ask you how you want your shares to be voted. If you give the broker instructions, the broker will vote your shares as you direct. If your broker does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. According to rules of the New York Stock Exchange, which we refer to as the NYSE:

•
Brokers have discretionary power to vote your shares with respect to "routine" matters

•
Brokers do not have discretionary power to vote your shares on "non-routine" matters (such as the elections of directors or the advisory vote on executive compensation) unless they have received instructions from the beneficial owner of the shares
PAGE 8	ASSURED GUARANTY

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your shares can be voted with respect to directors and executive compensation, and any other matters treated as non-routine by the NYSE.

MAY I VOTE BY TELEPHONE OR VIA THE INTERNET?

Yes. If you are a shareholder of record, you have a choice of voting over the Internet, voting by telephone using a toll-free telephone number or voting by requesting and completing a proxy card and mailing it in the return envelope provided. We encourage you to vote by telephone or over the Internet because your vote is then tabulated faster than if you mailed it. There are separate telephone and Internet arrangements depending on whether you are a shareholder of record (that is, if you hold your stock in your own name), or whether you are a beneficial owner and hold your shares in "street name" (that is, if your stock is held in the name of your broker or bank).

•
If you are a shareholder of record, you may vote by telephone using the telephone number on the proxy card, or electronically through the Internet, by following the instructions provided on the Notice

•
If you are a beneficial owner and hold your shares in "street name," you may need to contact your bank or broker to determine whether you will be able to vote by telephone or electronically through the Internet

The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. If you vote via the Internet, you may incur costs, such as usage charges from Internet access providers and telephone companies. You will be responsible for those costs.

Whether or not you plan to attend the Annual General Meeting, we urge you to vote. Voting by telephone or over the Internet or by returning your proxy card by mail will not affect your right to attend the Annual General Meeting and vote.

MAY I REVOKE MY PROXY?

Yes. If you change your mind after you vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy:

•
Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet,

•
Send a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or

•
Attend the Annual General Meeting and vote in person.

Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf.

If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

HOW DO I VOTE IN PERSON AT THE ANNUAL GENERAL MEETING?

You may vote shares held directly in your name as the shareholder of record in person at the Annual General Meeting. If you choose to vote your shares in person at the Annual General Meeting, please bring the Notice Regarding the Availability of Proxy Materials containing your control number or proof of identification. Shares held in "street name" through your broker, bank or other nominee, may be voted in person by you only if you obtain a signed proxy from the shareholder of

2015 PROXY STATEMENT	PAGE 9

record giving you the right to vote the shares. You must bring such signed proxy to the Annual General Meeting, along with an account statement or letter from the broker, bank or other nominee indicating that you are the beneficial owner of the shares and that you were the beneficial owner of the shares on March 9, 2015.

Even if you plan to attend the Annual General Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual General Meeting.

WHAT VOTES NEED TO BE PRESENT TO HOLD THE ANNUAL GENERAL MEETING?

To have a quorum for our Annual General Meeting, two or more persons must be present, in person or by proxy, representing more than 50% of the Common Shares that were outstanding on March 9, 2015.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

The affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting is required for each of:

•
The election of each nominee for director

•
The ratification of the appointment of PwC as our independent auditor for 2015

•
Directing AGL to vote for the election of directors of, and the ratification of the appointment of the independent auditor for, our subsidiary, AG Re

The vote on executive compensation is advisory in nature so there is no specified requirement for approval. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

HOW ARE VOTES COUNTED?

•
In the election of AGL directors, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

•
Your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN" with respect to the proposals relating to (i) the advisory vote on executive compensation, (ii) the ratification of the appointment of AGL's independent auditor, and (iii) directing AGL to vote for the ratification of the appointment of AG Re's independent auditor

•
With respect to directing AGL to vote for the election of directors of our subsidiary, AG Re, your vote may be cast "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees

If you sign (including electronic signatures in the case of Internet or telephonic voting) your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. If you sign (including electronic signatures in the case of Internet or telephonic voting) your broker voting instruction card with no further instructions, your shares will be voted in the broker's discretion with respect to routine matters but will not be voted with respect to non-routine matters. As described in "How do I Give Voting Instructions if I am a Beneficial Owner?", elections of directors and the advisory vote on executive compensation are considered non-routine matters. We will appoint one or more inspectors of election to count votes cast in person or by proxy.

WHAT IS THE EFFECT OF BROKER NON-VOTES AND ABSTENTIONS?

PAGE 10	ASSURED GUARANTY

A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Common Shares that are beneficially owned and are voted by the beneficiary through a broker will be counted towards the presence of a quorum, even if there are broker non-votes with respect to some proposals, as long as the broker votes on at least one proposal. Common Shares owned by shareholders electing to abstain from voting with respect to any proposal will be counted towards the presence of a quorum.

Although broker non-votes will be counted towards the presence of a quorum, broker non-votes will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, "broker non-votes" will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

While abstentions will be counted towards the presence of a quorum, abstentions will not be included in the tabulation of the shares voting with respect to elections of directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no direct effect on the outcome of any proposal to be voted upon at the Annual General Meeting.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES AND WHO WILL PAY THEM?

We will pay all the costs of soliciting these proxies. Our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, is assisting us with the solicitation of proxies for a fee of $11,000 plus out-of-pocket expenses.

WHERE CAN I FIND THE VOTING RESULTS?

We will publish the voting results in a Form 8-K that we will file with the SEC by May 12, 2015. You will also be able to find this Form 8-K on our website at assuredguaranty.com/sec-filings by May 12, 2015.

WILL AGL'S INDEPENDENT AUDITOR ATTEND THE ANNUAL GENERAL MEETING?

PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting.

DO DIRECTORS ATTEND THE ANNUAL GENERAL MEETING?

Our Corporate Governance Guidelines provide that directors are expected to attend our Annual General Meeting and any special meeting of shareholders we call to consider extraordinary business transactions, unless they are unable to do so as a result of special circumstances. Eight out of eleven of our directors then in office attended the Annual General Meeting that was held on May 7, 2014.

CAN A SHAREHOLDER, EMPLOYEE OR OTHER INTERESTED PARTY COMMUNICATE DIRECTLY WITH OUR BOARD? IF SO, HOW?

2015 PROXY STATEMENT	PAGE 11

Our Board provides a process for shareholders, employees or other interested parties to send communications to our Board.

•
Shareholders, employees or other interested parties wanting to contact the Board concerning accounting or auditing matters may send an e-mail to the Chairman of the Audit Committee at chmaudit@assuredguaranty.com

•
Shareholders, employees or other interested parties wanting to contact the Board, the independent directors, the Chairman of the Board, the chairman of any Board committee or any other director, as to other matters may send an e-mail to corpsecy@assuredguaranty.com. The Secretary has access to both of these e-mail addresses

•
Shareholders, employees or other interested parties may send written communications to the Board c/o Secretary, 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Mail to Bermuda is not as prompt as e-mail

Communication with the Board may be anonymous. The Secretary will forward all communications to the Board to the Chairman of the Audit Committee or the Chairman of the Nominating and Governance Committee, who will determine when it is appropriate to distribute such communications to other members of the Board or to management.

WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

If you have any questions about the Annual General Meeting or voting, please contact James M. Michener, our Secretary, at (441) 279-5702 or at jmichener@assuredguaranty.com. If you have any questions about your ownership of our Common Shares, please contact Robert Tucker, our Managing Director, Investor Relations and Corporate Communications, at (212) 339-0861 or at rtucker@assuredguaranty.com.

HOW DOES "HOUSEHOLDING" WORK?

Please note we may deliver a single copy of the Notice and, if applicable, a single set of our 2014 annual report to shareholders and our proxy statement, to households at which two or more shareholders reside, unless an affected shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities), as applicable, will, however, continue to be provided for each shareholder account. This procedure, referred to as "householding," reduces the volume of duplicate information received by shareholders, as well as our expenses. Upon written or oral request, we will promptly deliver, or arrange for delivery, of a separate copy of the Notice and, if applicable, a separate set of our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, a separate set of our annual report and proxy materials, you may write or call Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (800) 542-1061. Shareholders currently sharing an address with another shareholder who wish to have only one copy of our Notice or annual report and other proxy materials delivered to the household in the future should also contact Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, telephone (800) 542-1061.

PAGE 12	ASSURED GUARANTY

CORPORATE GOVERNANCE

OVERVIEW

In General

Our Board of Directors maintains strong corporate governance policies.

•
We have reviewed internally and with the Board the rules of the SEC and the NYSE's listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

•
We have adopted Corporate Governance Guidelines covering issues such as executive sessions of the Board of Directors, director qualification standards (including independence), director responsibilities and Board self-evaluations.

•
Our Corporate Governance Guidelines contain our Categorical Standards for Director Independence.

•
We have adopted a Code of Conduct for our employees and directors and charters for each Board committee.

The full text of our Corporate Governance Guidelines (which contain our Categorical Standards for Director Independence), our Code of Conduct and each committee charter, are available on our website at assuredguaranty.com/governance. In addition, you may request copies of the Corporate Governance Guidelines, the Code of Conduct and the committee charters by contacting our Secretary via:

Telephone	(441) 279-5702
Facsimile	(441) 279-5701
e-mail	jmichener@assuredguaranty.com

Director Executive Sessions

The independent directors meet at regularly scheduled executive sessions without the participation of management or any director who is not independent and our non-management directors meet periodically at executive sessions without the participation of management. The Chairman of the Board is the presiding director for executive sessions of independent directors and non-management directors.

Other Corporate Governance Highlights

•
Our Board has a substantial majority of independent, non-management directors.

•
All members of the Audit, Compensation, Nominating and Governance, Finance, and Risk Oversight Committees are independent, non-management directors.

•
Our Audit Committee hires, determines the compensation of and decides the scope of services performed by our independent auditor. It also has the authority to retain outside advisors.

•
No member of our Audit Committee simultaneously serves on the audit committee of more than one other public company.

•
Our Compensation Committee has engaged a compensation consultant, Frederic W. Cook & Co., Inc., which we refer to as Cook, to assist it in evaluating the performance of our Chief Executive Officer, whom we refer to as our CEO, based on corporate goals and objectives and, with the other independent directors, setting his compensation based on this
2015 PROXY STATEMENT	PAGE 13

  evaluation. Cook has also assisted us in designing our executive compensation program. The Compensation Committee has conducted an assessment of Cook's independence and has determined that Cook does not have any conflict of interest.

•
We established an Executive Committee to exercise the authority of the Board in the management of Company affairs between regularly scheduled meetings of the Board when it is determined that a specified matter should not be postponed to the next scheduled meeting of the Board.

•
We have adopted a Code of Conduct applicable to all directors, officers and employees that sets forth basic principles to guide their day-to-day activities. The Code of Conduct addresses, among other things, conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws and regulations, including insider trading laws, and reporting illegal or unethical behavior.

•
In addition to AGL's quarterly Board meetings that last approximately two days each, our Board has an annual business review meeting to assess specific areas of our Company's operations and to learn about general trends affecting the financial guaranty industry. We also provide our directors with the opportunity to attend continuing education programs.

THE BOARD OF DIRECTORS

Our Board oversees our business and monitors the performance of management. The directors keep themselves up-to-date on our Company by discussing matters with our CEO, other key executives and our principal external advisors, such as outside legal counsel, outside auditors, investment bankers and other consultants, by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

The Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met five times during 2014. All of our directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of which they were a member held while they were in office during the year ended December 31, 2014, except for Mr. Cozen, who attended 71% of such meetings. Since Mr. Cozen became a member of our Board of Directors more than 10 years ago in 2004, he has attended more than 75% of such meetings in every year except 2014, when he missed one set of Board and committee meetings only because of an unexpected need, as a practicing attorney, to appear before the Supreme Court of Pennsylvania. Mr. Cozen has made significant contributions to our governance outside of formal Board and committee meetings for over a decade, including in 2014.

DIRECTOR INDEPENDENCE

In February 2015, our Board determined that, other than Mr. Frederico, our CEO, all of our directors are independent under the listing standards of the NYSE. These independent directors constitute substantially more than a majority of our Board of Directors. In making its determination of independence, the Board applied its Categorical Standards for Director Independence and determined that no other material relationships existed between our Company and these directors. A copy of our Categorical Standards for Director Independence is available as part of our Corporate Governance Guidelines, which are available on our website at assuredguaranty.com/governance.

As part of its independence determinations, the Board considered the other directorships held by the independent directors and determined that none of these directorships constituted a material relationship with our Company.

PAGE 14	ASSURED GUARANTY

THE COMMITTEES OF THE BOARD

The Board of Directors has established an Audit Committee, a Compensation Committee, a Finance Committee, a Nominating and Governance Committee, a Risk Oversight Committee and an Executive Committee.

The Audit Committee	Chairman: Patrick W. Kenny / 5 meetings during 2014

    Other Audit Committee members: Bonnie L. Howard, Simon W. Leathes, Michael T. O'Kane

The Audit Committee provides oversight of the integrity of our Company's financial statements and financial reporting process, our compliance with legal and regulatory requirements, the system of internal controls, the audit process, the performance of our internal audit program and the performance, qualification and independence of the independent auditor.

The Audit Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Board has determined that each member of the Audit Committee satisfies the financial literacy requirements of the NYSE and is an audit committee financial expert, as that term is defined under Item 407(d) of the SEC's Regulation S-K. For additional information about the qualifications of the Audit Committee members, see their respective biographies set forth in "Proposal No. 1: Election of Directors."

The Compensation Committee	Chairman: Francisco L. Borges / 5 meetings during 2014

    Other Compensation Committee members: G. Lawrence Buhl, Stephen A. Cozen

The Compensation Committee has responsibility for evaluating the performance of the CEO and senior management and determining executive compensation in conjunction with the independent directors. The Compensation Committee also works with the Nominating and Governance Committee and the CEO on succession planning.

The Compensation Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Compensation Committee held five meetings during 2014, including discussions with Cook to review executive compensation trends and peer group compensation data.

The Finance Committee	Chairman: Michael T. O'Kane / 4 meetings during 2014

    Other Finance Committee members: Bonnie L. Howard, Simon W. Leathes, Yukiko Omura

The Finance Committee of the Board of Directors oversees management's investment of our Company's investment portfolio. The Finance Committee also oversees, and makes recommendations to the Board with respect to, our capital structure, financing arrangements, investment guidelines and any corporate development activities.

2015 PROXY STATEMENT	PAGE 15

The Nominating and Governance Committee	Chairman: Stephen A. Cozen / 4 meetings during 2014

    Other Nominating and Governance Committee members: Francisco L. Borges, Patrick W. Kenny

The responsibilities of the Nominating and Governance Committee include identifying individuals qualified to become Board members, recommending director nominees to the Board and developing and recommending corporate governance guidelines. The Nominating and Governance Committee also has responsibility to review and make recommendations to the full Board regarding director compensation. In addition to general corporate governance matters, the Nominating and Governance Committee assists the Board and the Board committees in their self-evaluations.

The Nominating and Governance Committee is composed entirely of directors who are independent of our Company and management, as defined by the NYSE listing standards.

The Risk Oversight Committee	Chairman: G. Lawrence Buhl / 4 meetings during 2014

    Other Risk Oversight Committee members: Francisco L. Borges, Yukiko Omura

The Risk Oversight Committee oversees management's establishment and implementation of standards, controls, limits, guidelines and policies relating to risk assessment and risk management. The Risk Oversight Committee focuses on both the underwriting and surveillance of credit risks and the assessment and management of other risks, including, but not limited to, financial, legal, operational and other risks concerning our Company's reputation and ethical standards.

The Executive Committee	Chairman: Robin Monro-Davies / 0 meetings during 2014

    Other Executive Committee members: Francisco L. Borges, Dominic J. Frederico, Patrick W. Kenny, Simon W. Leathes

The Executive Committee was established in 2013 to have, and to exercise, all of the powers and authority of the Board in the management of the business and affairs of our Company between regularly scheduled meetings of the Board when, in the opinion of a quorum of the Executive Committee, a matter should not be postponed to the next scheduled meeting of the Board. The Executive Committee's authority to act is limited by our Company's Bye-Laws, rules of the NYSE or applicable law or regulation and the Committee's charter.

As noted above, Mr. Monro-Davies will be retiring from the Board in May 2015.

HOW ARE DIRECTORS COMPENSATED?

We currently pay our non-management directors an annual retainer of $215,000 per year. We pay $115,000 of the retainer in cash and $100,000 of the retainer in restricted stock. A director may elect to receive his or her entire annual retainer in restricted stock.

The restricted stock vests on the day immediately prior to the next Annual General Meeting following the grant of the stock. However, if, prior to such vesting date, either (i) a change in control (as defined in the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended) of Assured Guaranty Ltd. occurs before the director terminates service on the Board or (ii) the director terminates service on the Board as a result of such director's death or disability, then the restricted stock will vest on the date of such change in control or the date of the director's termination of service, whichever is applicable. Grants of restricted stock receive cash dividends and have voting rights; the cash dividends accrue during the vesting period and are paid upon vesting.

PAGE 16	ASSURED GUARANTY

Our share ownership guidelines require that each director own the greater of (i) at least 25,000 Common Shares or (ii) Common Shares with a market value of at least three times the maximum cash portion of the annual director retainer, before being permitted to dispose of any shares acquired as compensation from our Company. Once a director has reached the share ownership guideline, for so long as he or she serves on the Board, such director may not dispose of any Common Shares if such disposition would cause the director to be below the share ownership guideline. Vested restricted stock, vested restricted share units, which we refer to as RSUs (i.e., units for which Common Shares generally will be received by a director six months after termination of such director's service on the Board), and purchased shares will all count toward the share ownership guideline. All of our directors, other than Ms. Howard, Mr. Leathes and Ms. Omura, who joined the Board in August 2012, May 2013 and May 2014, respectively, meet these share ownership guidelines.

In addition to the annual retainer described above, in general:

•
The Chairman of the Board receives an additional $100,000 annual retainer

•
The Chairman of the Audit Committee receives an additional $30,000 annual retainer

•
The Chairman of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receives an additional $15,000 annual retainer

•
Members of the Audit Committee, other than the chairman, receive an additional $15,000 annual retainer

•
Members, other than the chairman, of each of the Compensation Committee, the Nominating and Governance Committee, the Finance Committee and the Risk Oversight Committee receive an additional $10,000 annual retainer.

The Company generally will not pay a fee for attendance at board or committee meetings, although the Chairman of the Board has the discretion to pay attendance fees of $2,000 for extraordinary or special meetings; no such meetings took place in 2014. We do not pay a fee for being a member, or attending meetings, of the Executive Committee.

2015 PROXY STATEMENT	PAGE 17

The following table sets forth our 2014 non-management director compensation, which was paid in May 2014 for the directors' committee assignments as of such date.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Neil Baron(3)	—	—	—	—

Francisco L. Borges(4)	$150,000	$100,000	$10,000	$260,000

G. Lawrence Buhl	$140,000	$100,000	$11,500	$251,500

Stephen A. Cozen	$140,000	$100,000	—	$240,000

Bonnie L. Howard	$140,000	$100,000	$10,500	$250,500

Patrick W. Kenny(5)	$155,000	$100,000	$10,000	$265,000

Simon W. Leathes(6)	$200,131	$100,000	—	$300,131

Robin Monro-Davies(7)	$240,054	$100,000	$14,012	$354,066

Michael T. O'Kane	$145,000	$100,000	$5,000	$250,000

Yukiko Omura	$135,000	$100,000	—	$235,000

Wilbur L. Ross Jr.(8)	$115,000	$100,000	—	$215,000

(1)
Represents grant date fair value, rounded to the nearest $1,000.

(2)
Other compensation consists of matching gift donations which were paid to eligible charities in 2014. In the case of Mr. Buhl, $1,500 of the compensation consists of personal use of our Company's corporate apartment.

(3)
Mr. Baron retired from our Board in May 2014 and did not receive any fees or stock awards for 2014.

(4)
The cash component of Mr. Borges' compensation was $150,000, of which he elected to receive $115,000 in additional restricted stock and the remainder in cash.

(5)
The cash component of Mr. Kenny's compensation was $155,000, of which he elected to receive $30,000 in additional restricted stock and the remainder in cash.

(6)
The fees for Mr. Leathes include £38,622 (which was approximately $60,131 as of December 31, 2014) for serving as an independent director of our UK insurance subsidiaries, Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.

(7)
The fees for Mr. Monro-Davies include £16,093 (which was approximately $25,054 as of December 31, 2014) for serving as an independent director of Assured Guaranty (UK) Ltd. and Assured Guaranty (Europe) Ltd.

(8)
Mr. Ross resigned from our Board in November 2014 and forfeited the stock award.

The following table shows information related to director awards outstanding on December 31, 2014:

Name	Unvested Restricted Stock(1)	Vested Restricted Share Units	Vested Stock Options
Neil Baron	—	—	8,768

Francisco L. Borges	8,966	6,737	7,658

G. Lawrence Buhl	4,170	15,260	7,026

Stephen A. Cozen	4,170	15,260	—

Bonnie L. Howard	4,170	—	—

Patrick W. Kenny	5,421	26,120	13,561

Simon W. Leathes	4,170	—	—

Robin Monro-Davies	4,170	16,064	7,026

Michael T. O'Kane	4,170	16,064	7,026

Yukiko Omura	4,170	—	—

(1)
Vests one day prior to the 2015 Annual General Meeting.
PAGE 18	ASSURED GUARANTY

WHAT IS OUR BOARD LEADERSHIP STRUCTURE?

Our current Chairman is Robin Monro-Davies. Mr. Monro-Davies is retiring from our Board in May 2015 and Francisco L. Borges has been elected Chairman, effective upon Mr. Monro-Davies' retirement. The position of CEO is held by Dominic Frederico.

While the Board has no fixed policy with respect to combining or separating the offices of Chairman of the Board and CEO, those two positions have been held by separate individuals since our 2004 initial public offering. We believe this is the appropriate leadership structure for us at this time. Mr. Monro-Davies and Mr. Frederico have had an excellent working relationship, which has continued to permit Mr. Frederico to focus on running our business and Mr. Monro-Davies to focus on Board matters, including oversight of our management. Mr. Monro-Davies and Mr. Frederico collaborate on setting agendas for Board meetings to be sure that the Board discusses the topics necessary for its oversight of the management and affairs of our Company. As Chairman of the Board, Mr. Monro-Davies sets the final Board agenda and chairs Board meetings, including executive sessions at which neither the CEO nor any other member of management is present. The Chairman of the Board also chairs shareholder meetings. We expect this arrangement will continue when Mr. Borges becomes the Chairman of the Board.

HOW DOES THE BOARD OVERSEE RISK?

The Board's role in risk oversight is consistent with our leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing risk exposure and the Board and its committees providing oversight in connection with these activities. Our Company's policies and procedures relating to risk assessment and risk management are overseen by our Board of Directors. The Board takes an enterprise-wide approach to risk management that is designed to support our business plans at a reasonable level of risk. A fundamental part of risk assessment and risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The Board of Directors annually approves our business plan, factoring risk management into account. The involvement of the Board in setting our business strategy is a key part of its assessment of management's risk tolerance and also a determination of what constitutes an appropriate level of risk for us.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk assessment and risk management. As discussed under "Committees of the Board," the Board has created a Risk Oversight Committee that oversees the standards, controls, limits, guidelines and policies that our Company establishes and implements in respect of credit underwriting and risk management. It focuses on management's assessment and management of both (i) credit risks and (ii) other risks, including, but not limited to, financial, legal and operational risks, and risks relating to our reputation and ethical standards. Our Risk Oversight Committee and Board pay particular attention to credit risks we assume when we issue financial guaranties. In addition, the Audit Committee of the Board of Directors is responsible for reviewing policies and processes related to the evaluation of risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures. It also reviews compliance with legal and regulatory requirements. The Finance Committee of the Board of Directors oversees the investment of the Company's investment portfolio and the Company's capital structure, financing arrangements and any corporate development activities in support of the Company's financial plan. The Nominating and Governance Committee of the Board of Directors oversees risk at the Company by developing appropriate corporate governance guidelines and identifying qualified individuals to become board members.

As part of its oversight of executive compensation, the Compensation Committee reviews compensation risk. The Compensation Committee, the Chairman of which is a member of our Risk Oversight Committee, oversaw the performance of a risk assessment of our employee compensation programs to determine whether any of the risks arising from our compensation programs are reasonably likely to have a material adverse effect on us.

2015 PROXY STATEMENT	PAGE 19

In January 2011, the Compensation Committee retained Cook to review each of our compensation plans and identify areas of risk and the extent of such risk. The Compensation Committee directed that our Chief Risk Officer work with Cook to perform such risk assessment and to be sure that compensation risk is included in our enterprise risk management system. In conducting this assessment, Cook and our Chief Risk Officer focused on our incentive compensation programs in order to identify any general areas of risk or potential for unintended consequences that exist in the design of our compensation programs and to evaluate our incentive plans relative to our enterprise risks to identify potential areas of concern, if any.

The Compensation Committee considered the findings of this assessment of compensation policies and practices and concluded, both after the initial assessment and annually thereafter, that our compensation programs are designed and administered with the appropriate balance of risk and reward in relation to our overall business strategy and do not encourage executives to take unnecessary or excessive risks that could have a material adverse effect on us. In reaching this conclusion, the Compensation Committee considered the following attributes of our compensation program:

•
the balance between short-term and long-term incentives

•
consideration of qualitative non-financial performance goals, including enterprise risk, as well as quantitative financial performance goals, in determining compensation payouts, with a discretionary approach to annual bonus award allocations

•
incentive compensation components that are paid, vested or measured over an extended period, thus encouraging a long-term outlook

•
incentive compensation with a significant equity component where value is best realized through long-term appreciation of shareholder value

•
the performance retention plan focus on adjusted book value (ABV) and operating return on equity (ROE) over a multi-year performance period, which reduces the incentive to concentrate on short-term gain, and like equity awards granted under the long-term incentive plan, which fosters a long-term view that minimizes unnecessary or excessive risk taking

•
stock ownership guidelines that tie executives to our Company's future business performance and align executives' interests with those of shareholders (e.g., 7x base salary for the CEO)

•
a prohibition against short-selling, buying Company shares on margin or using owned shares as collateral for margin accounts, which ensures that employees maintain appropriate exposure to changes in our Company's stock price and mitigates the risk of employees engaging in transactions that could have an adverse impact on our stock price

•
a recoupment policy that allows our Company to recover compensation paid in situations of misconduct requiring a restatement of financial results

The Compensation Committee also reviewed our 2011 and 2012 compensation and determined our compensation program continued to be low risk for the following additional reasons:

•
the program did not emphasize stock options; instead, it balanced stock options and full-value awards

•
the program did not provide for highly leveraged performance-vested awards; instead, the leverage was reasonable and was capped at 200% of target on the upside for the performance-vested RSUs and limited to 100% of target for the performance-vested stock options

•
the program set specific stock price hurdles which were measured as the 40-day average stock price at any point over the 3-year performance period

•
there was no immediate payment; instead, the various equity awards vest in or over a 3-year period
PAGE 20	ASSURED GUARANTY

In connection with our 2013 and 2014 compensation, our Chief Risk Officer and Cook reviewed the enterprise risks that we faced as well as our compensation programs and determined that our incentive plans continue to be aligned with sound compensation design principles and do not encourage behaviors that would create material risk for us. Based on this update, and the performance-based nature of a large portion of the equity awards that were granted to our senior executives for 2013 and 2014 compensation, the Compensation Committee continued to find that there is an appropriate balance between the risks inherent in our business and our compensation program.

HOW ARE DIRECTORS NOMINATED?

In accordance with its charter, the Nominating and Governance Committee identifies potential nominees for directors from various sources. The Nominating and Governance Committee:

•
Reviews the qualifications of potential nominees to determine whether they might be good candidates for membership on the Board of Directors

•
Reviews the potential nominees' judgment, experience, independence, understanding of our business or other related industries and such other factors as it determines are relevant in light of the needs of the Board of Directors and our Company

•
Selects qualified candidates and reviews its recommendations with the Board of Directors, which will decide whether to nominate the person for election to the Board of Directors at an Annual General Meeting. Between Annual General Meetings, the Board, upon the recommendation of the Nominating and Governance Committee, can approve additions to the Board

Although we do not have a formal Board diversity policy, we do believe that diversity among members of the Board is an important consideration and is critical to the Board's ability to perform its duties and various roles. Accordingly, in recommending nominees, the Board considers a wide range of individual perspectives and backgrounds in addition to diversity in professional experience and training. Our Board is currently composed of individuals from different disciplines, including lawyers, accountants and individuals who have industry, finance, executive and international experience, and is composed of both men and women and citizens of both the United States and the United Kingdom. Our Corporate Governance Guidelines address diversity of experience, requiring the Nominating and Governance Committee to review annually the skills and attributes of Board members within the context of the current make-up of the full Board. Our Corporate Governance Guidelines also provide that Board members should have individual backgrounds that when combined provide a portfolio of experience and knowledge that will serve our governance and strategic needs. The Nominating and Governance Committee will consider Board candidates on the basis of a range of criteria including broad-based business knowledge and contacts, prominence and sound reputation in their fields as well as having a global business perspective and commitment to good corporate citizenship. Our Corporate Governance Guidelines specify that directors should represent all shareholders and not any special interest group or constituency. The Nominating and Governance Committee annually reviews its own performance. In connection with such evaluation, the Nominating and Governance Committee assesses whether it effectively nominates candidates for director in accordance with the above described standards specified by the Corporate Governance Guidelines. See each nominee's biography appearing later in this proxy statement for a description of the specific experience that each such individual brings to our Board.

Our Corporate Governance Guidelines additionally specify that directors should be able and prepared to provide wise and thoughtful counsel to top management on the full range of potential issues facing us. Directors must possess the highest personal and professional integrity. Directors must have the time necessary to fully meet their duty of due care to the shareholders and be willing to commit to service over the long term, if called upon.

The Nominating and Governance Committee will consider a shareholder's recommendation for director but has no obligation to recommend such candidates for nomination by the Board of Directors. Assuming that appropriate biographical and background material is provided for candidates recommended by shareholders, the Nominating and Governance

2015 PROXY STATEMENT	PAGE 21

Committee will evaluate those candidates by following substantially the same process and applying substantially the same criteria as for candidates recommended by other sources. If a shareholder has a suggestion for candidates for election, the shareholder should send it to: Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. No person recommended by a shareholder will become a nominee for director and be included in a proxy statement unless the Nominating and Governance Committee recommends, and the Board approves, such person.

If a shareholder desires to nominate a person for election as director at a shareholders meeting, that shareholder must comply with Article 14 of AGL's Bye-Laws, which requires notice no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. This time period has passed with respect to the 2015 Annual General Meeting. With respect to the 2016 Annual General Meeting, AGL must receive such written notice on or prior to February 6, 2016. Such notice must describe the nomination in sufficient detail to be summarized on the agenda for the meeting and must set forth:

•
the shareholder's name as it appears in AGL's books

•
a representation that the shareholder is a record holder of AGL's shares and intends to appear in person or by proxy at the meeting to present such proposal

•
the class and number of shares beneficially owned by the shareholder

•
the name and address of any person to be nominated

•
a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons, naming such other person or persons, pursuant to which the nomination or nominations are to be made by the shareholder

•
such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC's proxy regulations

•
the consent of each nominee to serve as a director of AGL, if so elected

COMPENSATION COMMITTEE INTERLOCKING AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors has responsibility for determining the compensation of our executive officers. None of the members of the Compensation Committee is a current or former officer or employee of our Company. No executive officer of our Company serves on the compensation committee of any company that employs any member of the Compensation Committee.

WHAT IS OUR RELATED PERSON TRANSACTIONS APPROVAL POLICY AND WHAT PROCEDURES DO WE USE TO IMPLEMENT IT?

Through our committee charters, we have established review and approval policies for transactions involving our Company and related persons, with the Nominating and Governance Committee taking the primary approval responsibility for transactions with our executive officers and directors and the Audit Committee taking the primary approval responsibility for transactions with 5% shareholders. No member of these committees who has an interest in a transaction being reviewed is allowed to participate in any decision regarding any such transaction.

Our Nominating and Governance Committee charter requires the Nominating and Governance Committee to review and approve or disapprove of all proposed transactions with executive officers and directors that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K, the SEC provision which requires disclosure of any related person transaction with our Company that exceeds $120,000 per fiscal year. The Nominating and Governance Committee must also review reports, which our General Counsel provides periodically, and not less often than annually, regarding

PAGE 22	ASSURED GUARANTY

transactions with executive officers and directors (other than compensation) that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K.

Our Audit Committee charter requires our Audit Committee to review and approve or disapprove all proposed transactions with any person owning more than 5% of any class of our voting securities that, if entered into, would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, our Audit Committee charter requires the Audit Committee to review reports regarding such transactions, which our General Counsel provides to the Audit Committee periodically, and not less often than annually, regarding transactions with any persons owning more than 5% of any class of the voting securities of AGL that have resulted, or could result, in expenditures that are not required to be disclosed pursuant to Item 404 of Regulation S-K. Our Audit Committee charter also requires the Audit Committee to review other reports and disclosures of insider and affiliated party transactions which our General Counsel provides periodically, and not less often than annually.

Our General Counsel identifies related party transactions requiring committee review pursuant to our committee charters from transactions that are:

•
disclosed in director and officer questionnaires (which must also be completed by nominees for director) or in certifications of Code of Conduct compliance

•
reported directly by the related person or by another employee of our Company

•
reported by our Chief Financial Officer based on a list of directors, executive officers and known 5% shareholders

If we have a related person transaction that requires committee approval in accordance with the policies set forth in our committee charters, we either seek that approval before we enter into the transaction or, if that timing is not practical, we ask the appropriate committee to ratify the transaction.

WHAT RELATED PERSON TRANSACTIONS DO WE HAVE?

From time to time, institutional investors, such as large investment management firms, mutual fund management organizations and other financial organizations become beneficial owners (through aggregation of holdings of their affiliates) of 5% or more of a class of our voting securities and, as a result, are considered "related persons" under the SEC's rules. These organizations may provide services to us. In 2014, the following transactions occurred with investors who reported beneficial ownership of 5% or more of our voting securities.

As indicated in "Which Shareholders Own More Than 5% of Our Common Shares," Wellington Management Group LLP (formerly Wellington Management Company, LLP) owns approximately 9.54% of AGL's Common Shares outstanding as of March 9, 2015. In December 2009, before Wellington Management Group LLP owned more than 5% of our Common Shares, we appointed Wellington Management Group as investment manager to manage certain of our investment accounts. As of December 31, 2014, Wellington Management Group managed approximately $2.5 billion of our investment assets, which is approximately 22% of our total fixed maturity and short-term investment portfolio. In 2014, we incurred expenses of approximately $1.9 million related to investment management agreements with Wellington Management Group.

DID OUR INSIDERS COMPLY WITH SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 2014?

Our executive officers and directors are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. We believe that all of our executive officers and directors complied with all filing requirements imposed by Section 16(a) of the Exchange Act on a timely basis during fiscal year 2014.

2015 PROXY STATEMENT	PAGE 23

PROPOSAL NO. 1: ELECTION OF DIRECTORS

GENERAL

Our Bye-Laws provide for a maximum of 21 directors and empower our Board of Directors to fix the exact number of directors and appoint persons to fill any vacancies on the Board until the next Annual General Meeting. The Board may appoint any person as a director to fill a vacancy on the Board occurring as the result of any existing director being removed from office pursuant to the Bye-Laws or prohibited from being director by law; being or becoming bankrupt or making any arrangement or composition with his or her creditors generally; being or becoming disqualified, of unsound mind, or dying; or resigning. The Board may also appoint a person as a director to fill a vacancy resulting from an increase in the size of the Board or a vacancy left unfilled at an Annual General Meeting.

Our Board currently consists of 10 members. Mr. Monro-Davies is retiring from the Board in May 2015.

Assuming election of the nominees listed in Proposal No. 1 below, there will be 9 members of the Board of Directors following this Annual General Meeting. Following the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated Francisco L. Borges, G. Lawrence Buhl, Stephen A. Cozen, Dominic J. Frederico, Bonnie L. Howard, Patrick W. Kenny, Simon W. Leathes, Michael T. O'Kane and Yukiko Omura as directors of AGL. Proposal No. 1 is Item 1A on the proxy card.

Our directors are elected annually to serve until their respective successors shall have been elected and shall have qualified.

The board of directors recommends that you vote "FOR" the election of the nominees as directors of AGL.

It is the intention of the persons named as proxies, subject to any direction to the contrary, to vote in favor of the candidates nominated by the Board of Directors. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual General Meeting.

We have set forth below information with respect to the nominees for election as directors. There are no arrangements or understandings between any director and any other person pursuant to which any director was or is selected as a director or nominee.

PAGE 24	ASSURED GUARANTY

NOMINEES FOR DIRECTOR

FRANCISCO L. BORGES

Mr. Borges, age 63, became a director of AGL in August 2007. He is Chairman of Landmark Partners, LLC, an alternative investment management firm where he has been employed since 1999. Prior to joining Landmark, Mr. Borges was managing director of GE Capital's Financial Guaranty Insurance Company and capital markets subsidiaries. Mr. Borges is a former Treasurer for the State of Connecticut and a former Deputy Mayor of the City of Hartford, Connecticut. Mr. Borges serves on the board of directors for Connecticut Public Broadcasting Network, the University of Connecticut Health Center, the Knight Foundation, and Millbrook School. He is also a member of the board of directors of Davis Selected Funds, where he serves on the Pricing Committee and Leucadia National Corporation, where he serves on the Audit Committee and the Nominating & Governance Committee.

Mr. Borges has expertise in finance arising from his experience structuring and marketing financial guaranty insurance. In addition, his public service background has given him insight on public finance. His current position gives Mr. Borges insights into the financial markets in which the Company operates. Each of these areas is important to our business.

Mr. Borges has been elected Chairman of our Board of Directors effective upon the retirement of Robin Monro-Davies, our current Chairman, in May 2015.

G. LAWRENCE BUHL

Mr. Buhl, age 68, became a director of AGL upon completion of our 2004 initial public offering. Through 2003, Mr. Buhl served as the Regional Director for Insurance Services in Ernst & Young LLP's Philadelphia, New York and Baltimore offices and as audit engagement partner for insurance companies, including those in the financial guaranty industry. Mr. Buhl began in 2004 to serve as a director for Harleysville Group, Inc. (NASDAQ: HGIC) and its majority shareholder, Harleysville Mutual Insurance Company, through their 2012 merger/combination with Nationwide Mutual Insurance Company and served on an Advisory Board to Nationwide through April 2014. Mr. Buhl is also a member of the Board of Sponsors of the Sellinger School of Business and Management of Loyola University Maryland.

Mr. Buhl's insurance and Board experience and his knowledge of specific financial reporting requirements applicable to financial guaranty companies and familiarity with compliance, finance, governance, control environment and risk management requirements and processes for public companies and the financial guaranty industry benefit the Board in its deliberations and oversight.

STEPHEN A. COZEN

Mr. Cozen, age 75, became a director of AGL upon completion of our 2004 initial public offering. Mr. Cozen is the founder and Chairman of Cozen O'Connor, an internationally recognized law firm with its home office in Philadelphia, Pennsylvania. Mr. Cozen is a fellow in the American College of Trial Lawyers, the International Academy of Trial Lawyers and the Litigation Counsel of America. Mr. Cozen is a director of Franklin Square Capital Partners and also serves on numerous educational and philanthropic boards, including the University of Pennsylvania's Law School Board of Overseers and the Board of Councilors of the University of Southern California (Shoah Foundation Institute). Mr. Cozen was a director of Global Indemnity Ltd. from 2004 until 2010 and reassumed that position in 2012.

Mr. Cozen's decades of legal experience is an important resource for the Board. As the founder and chairman of a large law firm, he has executive experience with respect to a growing organization. Mr. Cozen provides valuable insights to the Board and our Company on public policy issues facing us.

2015 PROXY STATEMENT	PAGE 25

DOMINIC J. FREDERICO

Mr. Frederico, age 62, has been a director, and the President and Chief Executive Officer, of AGL since our 2004 initial public offering. Mr. Frederico served as Vice Chairman of ACE Ltd. from 2003 until 2004 and served as President and Chief Operating Officer of ACE Ltd. and Chairman of ACE INA Holdings, Inc. from 1999 to 2003. Mr. Frederico was a director of ACE Ltd. from 2001 through May 2005. From 1995 to 1999 Mr. Frederico served in a number of executive positions with ACE Ltd. Prior to joining ACE, Mr. Frederico spent 13 years working for various subsidiaries of the American International Group.

Mr. Frederico has the most comprehensive knowledge of all aspects of our operations as well as executive experience. He also has extensive industry experience, which makes him valuable both as an officer and as a director of AGL.

BONNIE L. HOWARD

Bonnie L. Howard, age 61, became a director of AGL in August 2012. Ms. Howard has more than 30 years of experience in auditing and risk management. She worked at Citigroup, Inc. from 2003 to 2011, serving as Chief Auditor from 2004 to 2011 and Global Head of Control and Emerging Risk from 2010 to 2011, leading a team of over 1,500 professionals covering $1.9 trillion of assets in over 100 countries, until her retirement in 2011. She was previously Managing Director of Capital Markets Audit at Fleet Boston Financial and a Managing Director at JPMorgan in the roles of Deputy Auditor and head of Global Markets Operational Risk Management. Ms. Howard is a certified public accountant in the United States and has over a decade of experience with KPMG and Ernst and Young. Ms. Howard currently serves on the board of directors of BMO Financial Corp., where she is a member of the risk oversight, compliance and audit committees. She is also a member of the board of directors of BMO Harris Bank N.A., where she is Chair of the Directors' Trust Committee and a member of the audit committee.

Ms. Howard's background in finance and enterprise risk management is valuable to the Board in its oversight of our financial reporting and credit and risk management policies.

PATRICK W. KENNY

Mr. Kenny, age 72, became a director of AGL upon completion of our 2004 initial public offering. He served as the President and Chief Executive Officer of the International Insurance Society in New York, an organization dedicated to fostering the exchange of ideas through a program of international seminars and sponsored research, from 2001 to 2009. From 1998 to 2001, Mr. Kenny served as executive vice president of Frontier Insurance Group, Inc. From 1995 to 1998, Mr. Kenny served as senior vice president of SS&C Technologies. From 1988 to 1994, Mr. Kenny served as Group Executive, Finance & Administration and Chief Financial Officer of Aetna Life & Casualty. Mr. Kenny serves on the board of directors of several Voya funds. Until December 2009, Mr. Kenny was a director and member of the audit and the compensation committees of Odyssey Re Holdings Corp. Mr. Kenny was also a director of the Independent Order of Foresters from 1997 to 2009.

Mr. Kenny has extensive insurance industry experience, including executive experience within the industry. In addition, the Board benefits from Mr. Kenny's experience as an accountant.

PAGE 26	ASSURED GUARANTY

SIMON W. LEATHES

Mr. Leathes, age 67, was appointed as an independent, non-executive director of the Company's U.K. affiliates, Assured Guaranty (Europe) Ltd. and Assured Guaranty (UK) Ltd., in December 2011. Since 1996, he has served as a non-executive director of HSB-Engineering Insurance Ltd., a UK subsidiary of Munich Re, where he is the chairman of the audit and finance committee. Mr. Leathes is a director of HSBC Bank plc and is a member of its audit and finance committees; he is also a member of the audit and risk committee of the Global Banking and Markets division of HSBC and the risk committee of the Commercial Banking division of HSBC. In addition, since 2008 he has served on the board and the audit and finance committees of the Royal Hospital For Neuro Disability, where he is also the chairman of the pension fund trustees. Until June 2014, Mr. Leathes served as chairman of the trustees of the Kier Group Pension Scheme.

Mr. Leathes served as Vice Chairman and Managing Director of Barclays Capital, the investment banking subsidiary of Barclays plc, from January 2001 until his retirement in December 2006. In addition, he served from 2001 to 2010 as a non-executive director of Kier Group plc, a company listed on the London Stock Exchange, where he also served as chairman of the audit committee and a member of the remuneration and nominations committees.

Mr. Leathes' considerable experience in investment and risk management, as well the institutional knowledge gained through his directorships of the Company's U.K. affiliates, is valuable to the Board and its committees.

MICHAEL T. O'KANE

Mr. O'Kane, age 69, became a director of AGL in August 2005. Until his retirement in August 2004, Mr. O'Kane was employed at TIAA-CREF (financial products) in a number of different capacities since 1986, most recently as Senior Managing Director, Securities Division. Since 2006, Mr. O'Kane served as a director of Jefferies Group, Inc., where he was a member of the audit, compensation and governance committees. In March 2013, Jefferies merged into Leucadia National Corporation and Mr. O'Kane became a director of Leucadia, where he also serves on the audit and compensation committees.

Mr. O'Kane's background has given him considerable experience in investment and risk management, both of which are key aspects of our business and are important to the Board and Board committee deliberation.

2015 PROXY STATEMENT	PAGE 27

YUKIKO OMURA

Yukiko Omura, age 59, is a non-executive member of the Board of Directors of GuarantCo (part of the Private Infrastructure Development Group organization), an Advisory Board Member of Amatheon Agri Holding N.V., and an informal advisor to CG/LA Infrastructure and Frontier Markets. She served as Vice President of the International Fund for Agricultural Development (IFAD) and, prior to that, as Executive Vice President of the Multilateral Investment Guarantee Agency (MIGA) of the World Bank Group.

She began her career as a project economist with the Inter-American Development Bank, working in the infrastructure sector. She then worked at several major investment banks in Tokyo, New York and London. At JP Morgan, she worked in M&A and derivatives, launched the emerging markets operations in Tokyo and led EMSTAR (Emerging Markets Sales, Trade and Research) Marketing for Northern Europe, out of London. Subsequently, Ms. Omura served as Senior Vice President and Head of Emerging Markets Asia, and later as Head of Credit Business, Asia, at Lehman Brothers. She then became Managing Director and Head of the Global Fixed Income and Derivatives Department for UBS Japan. Following a merger with SBC, Ms. Omura became the new head of the merged bank's Global Fixed Income and Derivatives Department, after which she joined Dresdner Bank as Managing Director and Head of Global Markets and Debt Office, Japan.

In 2002, Ms. Omura created the HIV/AIDS Prevention Fund, a charitable company based in London.

Ms. Omura brings more than 30 years of international professional experience in the financial sector working in all major financial centers of the world. Her global experience adds considerable value to the Board.

PAGE 28	ASSURED GUARANTY

INFORMATION ABOUT OUR COMMON SHARE OWNERSHIP

HOW MUCH STOCK IS OWNED BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS?

The following table sets forth information, as of March 9, 2015, the record date for our Annual General Meeting, except as otherwise expressly provided, regarding the beneficial ownership of our Common Shares by our directors and executive officers whose compensation is reported in the compensation tables that appear later in this proxy statement, to whom we refer as our named executive officers, and by our directors and executive officers as a group. Unless otherwise indicated, the named individual has sole voting and investment power over the Common Shares under the column "Common Shares Beneficially Owned." The Common Shares listed for each director and executive officer constitute less than 1% of our outstanding Common Shares, except that Mr. Frederico beneficially owns approximately 1.17% of our Common Shares. The Common Shares beneficially owned by all directors and executive officers as a group constitute approximately 2.35% of our outstanding Common Shares.

Name of Beneficial Owner	Common Shares Beneficially Owned		Unvested Restricted Common Shares(1)	Restricted Share Units(2)	Common Shares Subject to Option(3)
Robert A. Bailenson	81,452		—	116,680	74,723

Francisco L. Borges	171,200		8,966	6,768	7,658

Russell B. Brewer II	63,067		—	80,402	18,964

G. Lawrence Buhl	32,410		4,170	15,330	7,026

Stephen A. Cozen	65,846	(4)	4,170	15,330	—

Dominic J. Frederico	966,395	(5)	—	627,225	845,389

Bonnie L. Howard	12,255		4,170	—	—

Patrick W. Kenny	30,000		5,421	26,240	13,561

Simon W. Leathes	3,424		4,170	—	—

James M. Michener	216,183		—	103,464	198,964

Robert B. Mills	231,911	(6)	—	32,475	265,602

Robin Monro-Davies	48,377		4,170	16,138	7,026

Michael T. O'Kane	31,861		4,170	16,138	7,026

Yukiko Omura	—		4,170	—	—

All directors and executive officers as a group (16 individuals)	2,095,898		43,577	1,185,084	1,529,023

(1)
The reporting person has the right to vote (but not dispose of) the Common Shares listed under "Unvested Restricted Common Shares."
2015 PROXY STATEMENT	PAGE 29

(2)
The Common Shares associated with restricted share units are not deliverable as of March 9, 2015 or within 60 days of March 9, 2015 and therefore cannot be voted or disposed of within such time period. As a result, these shares are not considered beneficially owned under SEC rules. We include them in the table above, however, because we view them as an integral part of share ownership by our directors and executive officers. Each current non-management director, other than Ms. Howard, Mr. Leathes and Ms. Omura, holds share units, including dividend accruals, which have vested and will be generally deferred at least six months after the termination of such director's service on the Board. Our executive officers have restricted share units that vest on specified anniversaries of the date of the award, with Common Shares delivered upon vesting.

This column includes 297,131, 23,062 and 37,907 share units allocated to Mr. Frederico, Mr. Michener and Mr. Bailenson, respectively, and 28,872 share units allocated to another executive officer, due to their elections to invest a portion of their respective AGL Supplemental Executive Retirement Plan or Assured Guaranty Corp Supplemental Executive Retirement Plan accounts in an employer stock fund.

(3)
Represents Common Shares which the reporting person has the right to acquire as of March 9, 2015 or within 60 days of March 9, 2015 pursuant to options.

(4)
Includes shares owned by Mr. Cozen's spouse over which Mr. Cozen has the power to direct the voting and disposition.

(5)
Includes shares owned by Mr. Frederico's spouse and daughter, and shares owned by a family trust, over which Mr. Frederico has the power to direct the voting and disposition.

(6)
Includes shares owned jointly with Mr. Mills' spouse over which Mr. Mills has the power to direct the voting and disposition.

WHICH SHAREHOLDERS OWN MORE THAN 5% OF OUR COMMON SHARES?

The following table shows all persons we know to be direct or indirect owners of more than 5% of our Common Shares as of the close of business on March 9, 2015, the record date for the Annual General Meeting, except to the extent indicated. On March 9, 2015, 154,413,414 Common Shares were outstanding, including 43,577 unvested restricted Common Shares. Our information is based on reports filed with the SEC by each of the firms listed in the table below. You may obtain these reports from the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	14,724,095	(1)	9.54%

Fine Capital Partners, L.P. 590 Madison Avenue, 27th Floor New York, New York 10022	11,276,884	(2)	7.30%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	9,612,551	(3)	6.23%

(1)
Based on a Schedule 13G/A filed by Wellington Management Group LLP on February 12, 2015, reporting the amount of securities beneficially owned as of December 31, 2014. Wellington Management Group LLP has shared voting power over 12,474,580 shares and shared dispositive power over 14,724,095 shares.

(2)
Based on a Schedule 13G filed by Fine Capital Partners, L.P. on February 17, 2015, reporting the amount of securities beneficially owned as of December 31, 2014. Fine Capital Partners, L.P. has shared voting and dispositive power over 11,276,884 shares.

(3)
Based on a Schedule 13G filed by The Vanguard Group on February 10, 2015, reporting the amount of securities beneficially owned as of December 31, 2014. The Vanguard Group has sole voting power over 110,541 shares, sole dispositive power over 9,517,410 shares and shared dispositive power over 95,141 shares.
PAGE 30	ASSURED GUARANTY

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Summary

Our executive compensation program is designed to attract and retain talented and experienced business leaders who drive our corporate strategies and build long-term shareholder value.

The guiding principles of our program are:

We assess performance using pre-established measures of success that are tied to our key business strategies. We encourage balanced performance, measured relative to financial, non-financial and share price goals, and discourage excessive risk taking or undue leverage by avoiding too much emphasis on any one metric or on short-term results.

2014 Highlights

In 2014, we accomplished the following key objectives:

We further optimized our capital management, primarily by returning excess capital to our shareholders through repurchases of our Common Shares and our quarterly dividends.

•
We increased liquidity, which enables us to manage our capital more efficiently.

•
Over the two-year period ending December 31, 2014, we returned $1 billion of excess capital.

We increased new business production, with contributions from our U.S. public finance, international infrastructure and global structured finance business.

For the first time since 2009, our present value of new business production (which we refer to as PVP) increased year over year and our U.S. public finance business production exceeded the business plan.

2015 PROXY STATEMENT	PAGE 31

We improved our financial results by reassuming previously ceded business and making acquisitions.

•
We reassumed previously ceded business totaling $1.2 billion of par, which enabled us to receive the statutory unearned premium outstanding as of the commutation dates and, in one case, a commutation premium.

•
We reached an agreement to acquire Radian Asset Assurance that is expected to close in the first half of 2015.

We created value from our insured portfolio through loss mitigation and other loss recovery strategies.

•
During 2014, we caused residential mortgage-backed securities (which we refer to as RMBS) transaction parties to make or agree to make payments, or to terminate insured transactions with projected future losses, for a total projected benefit of $581 million (gross of reinsurance). Our success in reaching RMBS settlements led to a $30 million net benefit in our total economic loss development.

•
We negotiated settlements that limited our losses in two municipal bankruptcies.

We achieved these strategic goals despite a persistent challenging business environment.

•
Over the last five years, municipal bond yields have been at historically low levels and credit spreads have been tight, making our product less attractive to issuers.

•
2014 saw the third lowest volume of issuance in the U.S. public finance market in the last thirteen years.

•
We faced competition from a second financial guaranty insurer that focuses on a smaller portion of the market than we do and provided price competition in those markets where we overlap.

The achievements described in this section were important considerations in determining the compensation of our named executive officers (whom we refer to as our executive officers) for the year, and are discussed in more detail under "2014 Executive Performance."

Our Total Shareholder Return

For the third year in a row, the price of our Common Shares continued to improve, closing at $25.99 on December 31, 2014. The table below compares the total shareholder return (TSR) on our Common Shares against the S&P 500 Financial Index on a one-, two- and three-year basis through December 31, 2014.

PAGE 32	ASSURED GUARANTY

2014 Results Against Targets

In November 2013, the Compensation Committee established seven financial performance goals for our executive officers for the 2014 performance year, based on the business plan that the Board of Directors reviewed and approved at that time. The table below summarizes our 2014 results against these goals. Further detail regarding the performance of our executive officers against these goals may be found under "2014 Executive Performance—2014 Results Against Targets."

*    Includes $3.4 million of severance accruals.

In 2014, we achieved or exceeded all but two of the financial goals, and our results were only slightly below target for the goals we did not meet.

Executive Compensation Program Changes

In response to the shareholder advisory vote on the compensation of our executive officers (commonly known as the say-on-pay proposal) at our 2014 Annual General Meeting, at which 61% of the Common Shares voting approved our executive compensation, we engaged in a multi-faceted review of our executive compensation program in an effort to improve the program. As discussed in more detail under "Executive Compensation Program Structure and Process—Outreach on Our Executive Compensation Program," the effort included:

•
discussions between Mr. Borges, the chairman of our Compensation Committee, and our major shareholders to understand their compensation preferences

•
discussions that Mr. Borges, senior management, and Cook, the Compensation Committee's independent consultant, initiated with one of the proxy advisory firms to review their comments on our prior executive compensation practices and their recommendation on our say-on-pay proposal

•
review of the results of the performance-based equity granted for the 2011 performance year at the conclusion of the three-year performance period (2012-2014)

•
analysis of market practices among companies in our comparison group

•
consideration of advice from Cook

After assessing which compensation and governance practices are priorities for our shareholders, the Compensation Committee modified the executive officer compensation program for 2015 performance, and also decided to apply certain of the changes to the compensation awarded for 2014 performance. We summarize these changes below, and discuss them in more detail under "Executive Compensation Program Structure and Process—Changes to Our Executive Compensation Program."

2015 PROXY STATEMENT	PAGE 33

PAGE 34	ASSURED GUARANTY

Key Compensation Improvements Since 2011

We strive to engage in best governance practices. Since 2011, we have made a substantial number of changes to our executive compensation program.

•

Adopted a formulaic approach to determine cash incentive compensation for executive officers

•

Eliminated awards to executive officers under the PRP, our deferred cash-based incentive plan, in order to provide all long-term compensation in the form of equity and enhance the alignment between executive and long-term shareholder interests

•

Revised the equity component of variable incentive compensation to include performance-based share units, with vesting tied to the achievement of share price hurdles

•

Simplified the compensation program, including awarding equity to the CEO annually rather than every other year

•

Eliminated employment agreements

•

Reduced perquisites previously provided under employment agreements and adopted a minimal perquisite policy

•

Reduced severance benefits previously provided under employment agreements and adopted an executive severance plan

•

Eliminated tax gross-ups

•

Eliminated single-trigger accelerated vesting of stock-based awards upon a change of control

•

Improved the selection of companies within the comparison group

•

Adopted an anti-hedging policy that explicitly prohibits employees and directors from hedging the Common Shares

•

Continued our anti-pledging policy, stock ownership guidelines, executive officer recoupment policy, and annual risk analysis

Our Compensation Committee has made efforts to address our shareholders' concerns and improve our executive compensation program in a manner that we believe should receive greater shareholder support. Details about the changes to the program are discussed in "Executive Compensation Program Structure and Process—Changes to Our Executive Compensation Program."

2015 PROXY STATEMENT	PAGE 35

A Snapshot of Our CEO's 2014 Compensation

For 2014, Mr. Frederico received a compensation package composed of the following:

In contrast, for 2013, Mr. Frederico received the following compensation:

(1)
Represents the Compensation Committee's target nominal value.

PAGE 36	ASSURED GUARANTY

Executive Compensation Program Structure and Process

Overview of Philosophy and Design

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate our executive officers in a competitive environment. We maintain an ongoing dialog with our shareholders and incorporate their feedback into our program so that the program is aligned with their interests.

We align pay with performance. Our program rewards performance by having more variable and performance-based compensation at the most senior levels. We use a mix of variable at-risk compensation with different time horizons and payout forms to provide an incentive for both annual and long-term sustained performance. The Compensation Committee assesses the performance of our executive officers from both a financial and a non-financial perspective, using pre-established goals.

Our executive officers can receive a cash incentive, which is performance-based. They can also receive a long-term equity incentive, 50% of which is performance-based and vests at the end of a three-year performance period if we achieve an average share price target, and 50% of which is time-based and vests at the end of a three-year period. The long-term equity incentive is structured to encourage retention and a long-range mindset.

Executive compensation is closely tied to long-term performance. The compensation program is structured with upside potential for superior executive achievements, but also the possibility of reduced compensation if executives are unable to successfully execute the Company's strategies. By increasing management's motivation to enhance shareholder value over the long term, our compensation program aligns executive officer and shareholder interests.

For the 2014 performance year, the compensation package for the executive officers contained three principal elements.

Principal Elements of Executive Compensation Package	Performance Measures
Base Salary	Based on responsibilities, skill set and experience, and market measures
Cash Incentive Compensation	Cash reward for performance against annual financial performance measures and progress against strategic initiatives that we expect to drive our growth over the moderate to long term
Long-Term Equity Incentives	50% performance share units that may be earned over a 3-year performance period based on share price targets
50% RSUs that vest at the end of a 3-year period

The Decision-Making Process

The Compensation Committee, composed solely of independent directors, is responsible for all decisions about our executive officer compensation. The Compensation Committee works closely with Cook, the Chairman of the Board and management to examine pay and performance matters throughout the year. In order to determine compensation for the 2014 performance year, the Compensation Committee and the Chairman of the Board met with Cook with and without management present.

The Compensation Committee conducts in-depth reviews of performance and then applies judgment to make compensation decisions. The Compensation Committee believes its process, described below, is an effective way to assess the quality of performance, risk management and leadership demonstrated by Mr. Frederico and the senior management team.

•
In August and November, the Compensation Committee reviews our corporate performance for the year to date, as well as progress of each executive officer against individual performance goals.

•
In November, the Compensation Committee reviews and approves the metrics and goals in our performance framework and the executive officer performance goals for the upcoming year, and begins to formulate its compensation decisions with respect to current year performance.

•
In February, the Compensation Committee makes final executive compensation decisions with respect to the previous year's performance, as well as making cash incentive awards for the current year.
2015 PROXY STATEMENT	PAGE 37

In making its compensation decisions, the Compensation Committee follows a four-pronged approach:

Outreach on Our Executive Compensation Program

Between the filing of the proxy statement for the 2014 Annual General Meeting and the date of our 2014 Annual General Meeting, management engaged with our shareholders to discuss the improvements we made to our executive compensation program based on their prior feedback. In response, we received comments from investors holding 54% of our Common Shares (including from affiliates of Wilbur L. Ross, Jr., who was a member of our Board of Directors at the time, then holding 8% of our Common Shares).

At our 2014 Annual General Meeting, investors holding 61% of the Common Shares voting approved the say-on-pay proposal, compared with 68% support received in 2013. In response to this decline in shareholder support, the Compensation Committee re-evaluated our executive compensation program and considered ways to improve it. The Compensation Committee reviewed with Cook and management the results of the performance-based equity granted for the 2011 performance year at the conclusion of the three-year performance period (2012-2014), and the compensation practices at companies within our comparison group.

Informed by this review, we contacted holders of 64% of our Common Shares and invited them to discuss our executive compensation program directly with Mr. Borges, the chairman of the Compensation Committee. Over the course of the fall and winter of 2014, Mr. Borges spoke with investors holding 35% of our Common Shares. The Compensation Committee, senior management and Cook analyzed and discussed what we learned in this engagement process.

After assessing which compensation and governance practices are priorities for our investors, Mr. Borges also spoke to one of the proxy advisory services, which had recommended that our investors vote against the say-on-pay proposal in 2014, to discuss their concerns.

We learned that our shareholders generally support our executive compensation program and were not seeking major changes, but they did offer ideas for improvement. Most shareholders were not prescriptive about plan design, and instead

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were more interested in seeing that results were aligned appropriately with performance. Some elements preferred by certain shareholders and one of the proxy advisory services include:

•
Assignment of weights to quantitative and qualitative goals and linkage of those goals to incentive compensation

•
A shift from cash-based compensation to more equity awards

•
Reward for sustained growth and not for volatility

•
Simplification of the types of incentive compensation awards

•
Annual grants of equity incentive compensation awards to our CEO rather than two-year awards

Changes to Our Executive Compensation Program

Based on the feedback of our investors, the Compensation Committee modified the executive officer compensation that will be awarded for 2015 performance, and also decided to apply certain of the changes to the compensation awarded for 2014 performance. This section discusses the four significant design changes that emerged from the Compensation Committee's work.

•
Adopted A Formula-Based Cash Incentive Plan

•
Changed the mix of long-term incentive compensation to emphasize equity rather than cash

•
Modified the new performance share unit awards in order to reward sustained growth

•
Revised the composition of the executive compensation comparison group

Adopted a Formula-Based Cash Incentive Plan

The Compensation Committee adopted a more formulaic approach to determine the executive officers' cash incentive, thus enhancing the transparency of our process.

The Compensation Committee uses a two-step process for granting and paying annual cash incentive compensation awards to executive officers. For the first step, in order for the payment of annual cash incentive to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the Compensation Committee annually establishes a performance goal based on performance metrics, and awards the annual cash incentive to the executive officers pursuant to the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended (LTIP), subject to such performance goal being met. If the performance goal is not met, no cash incentive will be awarded to the executive officers for such year. If the performance goal is met, a cash pool is established pursuant to which payments can be made to the executive officers subject to limitations contained in the LTIP and to further limitations established by the Compensation Committee in the grant. For the second step, if the Section 162(m) performance goal has been met for a particular performance year, the Compensation Committee uses discretion to determine the actual amount payable to each executive officer for such performance year based on factors and criteria as determined by the Compensation Committee, provided that such discretion cannot be used to increase the amount that was determined to be payable to each executive officer pursuant to the first step.

The Compensation Committee adopted a more formulaic approach to applying its discretion and determining the amount actually paid to the executive officers. Following certification that our performance goal was met for 2014, the Compensation Committee used the approach set forth below to determine the amount paid as cash incentive compensation for the 2014 performance year for each executive officer. Details about the individual awards are set out in "2014 CEO Performance Review Process and Decisions" and "2014 Other Executive Officer Compensation Decisions" below. If the Company meets our performance goal for the 2015 performance year, the Compensation Committee will use this formula again to determine the amount of cash incentive compensation payable for that year.

For an applicable performance year, the Compensation Committee establishes target financial performance measures for our Company and individual non-financial objectives for our CEO and the other executive officers. The targets are derived from the business plan for the performance year.

2015 PROXY STATEMENT	PAGE 39

The Compensation Committee has decided to use the five measures it believes are the most important for assessing Assured Guaranty's performance, and has assigned weightings to the goals, as described below.

The cash incentive compensation is linked to the financial performance goals shown below, each of which has a weighting of 13.4%, for a total of 67%. The remaining 33% of the cash incentive compensation is linked to non-financial performance objectives, which were established taking into account the nature of our business. The Compensation Committee believes qualitative goals are necessary to fully evaluate the annual achievements that benefit our shareholders, and it does not individually weight the non-financial objectives because it believes it is more appropriate to evaluate the level of achievement of all of the objectives in their totality. The non-financial objectives for Mr. Frederico, our CEO, are set out below. For the executive officers other than Mr. Frederico, the Compensation Committee evaluates how much those executives contributed to Mr. Frederico's non-financial objectives and the extent of such executives' personal achievements of their individual non-financial objectives, which are discussed under "2014 Other Executive Officer Compensation Decisions."

Based on the executive officer's achievements of these priorities, the individual payouts of the cash incentive are calculated as follows:

The Compensation Committee assigns each executive an Individual Target Cash Incentive Amount, which is calculated as a multiple (we call this the Individual Target Cash Incentive Multiple) of the executive officer's base salary. The amounts of the base salary and Individual Target Cash Incentive Multiples vary by individual based on the executive officer's position and

PAGE 40	ASSURED GUARANTY

level of responsibility, historic pay level and Cook's advice about the compensation practices of companies in our comparison group. The current Individual Target Cash Incentive Multiples for the executive officers are:

Executive Officer	2014 Individual Target Cash Incentive Multiple (of Base Salary)
Dominic Frederico, Chief Executive Officer	2.50x

James M. Michener, General Counsel	2.00x

Robert B. Mills, Chief Operating Officer	2.50x

Robert A. Bailenson, Chief Financial Officer	1.65x

Russell B. Brewer II, Chief Surveillance Officer	1.65x

Then, for each executive, the Compensation Committee calculates and aggregates the weighted achievement scores for the financial performance goals and the individual non-financial objectives. When assessing the level of achievement and assigning scores for the year, the Compensation Committee takes into account the difficulty of achieving particular goals or objectives. The Compensation Committee has discretion to assign achievement scores of up to 200% for outstanding performance and achievement scores of down to 0% for performance below target.

Illustration:

In the case of Mr. Frederico, for the 2014 performance year the Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance goals and his individual non-financial objectives, taking into account the level of difficulty of achieving particular goals or objectives, and determined that his aggregate achievement score was 152.8%. The level of achievement for each performance goal and each non-financial objective is discussed in detail under "2014 CEO Performance Review Process and Decisions."

	Weighting	Weighted Achievement Score
Financial Performance Goals	67%	86.8%

Individual Non-Financial Objectives	33%	66.0%

TOTAL	100%	152.8%

Based on Mr. Frederico's achievements, after applying the formula, the Compensation Committee awarded him a cash incentive equal to 152.8% of his Individual Target Cash Incentive Amount.

(2.50 × $950,000) × (86.8% + 66.0%) = $3,629,000

For the 2014 and the 2015 performance years, the Compensation Committee used and will use five financial goals rather than the seven performance measures it previously considered, in order to simplify the compensation program and focus on the key metrics that are most critical to our business.

2015 PROXY STATEMENT	PAGE 41

Changed the Mix of Long-Term Incentive Compensation to Emphasize Equity Compensation Rather Than Cash

The Compensation Committee determined to provide less cash-based compensation and more equity-based awards. Accordingly, for the 2014 performance year, the Compensation Committee determined to award long-term incentive compensation only in the form of our Common Shares. Half of the nominal value of the award was in the form of performance share units and the other half was in the form of RSUs. Details about the individual awards are set out in "2014 CEO Performance Review Process and Decisions" and "2014 Other Executive Officer Compensation Decisions" below.

For the executive officers, the Compensation Committee had already significantly reduced awards under our PRP as a component of long-term incentive compensation granted for the 2013 performance year compared with awards for the previous year. After learning that shareholders think the PRP is complex and prefer the executive officers to receive less cash in their long-term incentive compensation mix, the Compensation Committee decided to eliminate altogether PRP awards to the executive officers for the 2014 performance year.

The Compensation Committee intends that these changes will be continued in the compensation it awards the executive officers for the 2015 performance year.

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Modified the New Performance Share Unit Awards in Order to Reward Sustained Growth

General

The Compensation Committee reviewed the structure of the performance share units to determine whether they were providing the executive officers with the intended performance incentive. Each performance share unit represents a contingent right to receive up to two of our Common Shares. The Compensation Committee awards performance share units with the intent of aligning executive pay with our Company's performance, as measured by the price of our Common Shares.

The percentage of performance share units an executive can earn is based on the price of our Common Shares over a 3-year performance period. For each 40 consecutive trading day sequence that occurs during a performance period, we calculate the average price of a Common Share as traded on the New York Stock Exchange during that time. The highest average is used to determine whether a share price hurdle has been reached, and consequently, the percentage of the performance share units that has been earned. For the performance share unit awards granted for the 2011, 2012 and 2013 performance years, any 40 consecutive trading day sequence occurring during the relevant 3-year performance period could generate the highest average share price.

Although performance share units may be earned at any time during the performance period, they generally do not vest until the performance period ends. This gives the executive officers an incentive to sustain the price of the Common Shares.

Results of Grant for the 2011 Performance Year (2012-2014 Performance Period)

The Compensation Committee evaluated the results of the grant of performance share units for the 2011 performance year at the conclusion of the 3-year performance period (2012-2014) for that grant. The Compensation Committee also reviewed the results of a grant of performance stock options made in that year. (In response to shareholder concerns about the complexity of the compensation mix, the Compensation Committee has not granted performance stock options for the most recent two performance years.)

The following table shows the percentage of performance share units and performance stock options granted for the 2011 performance year that could be earned if the highest average share price over 40 consecutive trading days occurring in the 2012-2014 performance period reached the stated share price hurdles. Straight line interpolation is used to calculate percentages between prices.

Highest 40 consecutive trading day average share price hurdle	Performance Share Units Earned	Performance Stock Options Earned
$18	35%	35%

$24	100%	50%

$30	200%	100%

2015 PROXY STATEMENT	PAGE 43

In the 2012-2014 performance period, the highest average share price over any 40 consecutive trading days was $25.27. As a result, 121% of the performance share units and 60% of the performance stock options were earned and vested at the end of the performance period. For example, Mr. Frederico's performance-based equity compensation has the following value, when calculated based on the $25.99 closing price of one of our Common Shares on December 31, 2014:

	Compensation Committee Target Value	Equity Granted	Percentage Earned	Value of Equity
Performance share units	$2,500,000	112,923	121%	$3,551,191

Performance stock options	$1,250,000	184,910	60%	$948,588

TOTAL	$3,750,000			$4,499,779

In granting the performance-based equity, the Compensation Committee wanted to motivate the executive officers to work diligently to increase the share price by providing upside potential if the share price did rise, while providing no benefit if the share price did not improve or if the executive officer ceased to be employed by us at the end of the performance period.

The Compensation Committee noted that, although the price of our Common Shares had improved significantly over the performance period, increasing almost 98% from $13.14 per share on December 30, 2011, to $25.99 per share on December 31, 2014, the value of the performance share units to be received by Mr. Frederico increased only 42% above the Compensation Committee's target value at the time of the grant, and the number of additional shares he would receive upon vesting increased only 21% above the number he was granted. To better align the reward with the achievement, the Compensation Committee increased the vesting percentage at the first share price hurdle, as discussed in greater detail below.

Modifications to the new performance share unit awards

The Compensation Committee and Cook considered the elements of the performance share units that determine their value:

•
Compensation Committee target value of the award

•
Methodology to convert the target value of the award to a specific number of shares

•
Share price hurdles and vesting percentage at each hurdle

•
Methodology for calculating whether the share price hurdle has been reached

Ultimately, the Compensation Committee decided to adjust the time period for calculating whether a share price hurdle has been reached, to change the vesting percentage at the first share price hurdle, and to change the methodology for determining the number of performance share units to grant.

Calculation methodology. In response to shareholder feedback that the executive officers do not have an incentive to maintain the price of the Common Shares when amounts can be earned at any point during the performance period, and that the share price at the end of the performance period may be lower than the price at which the performance share units were earned, the Compensation Committee considered whether to continue to use an average price model over sequences of 40 consecutive trading days, or to develop a different methodology, such as a consecutive day model, where the share price would need to remain above a certain price over a number of days.

After consideration, the Compensation Committee decided it is appropriate to continue to use an average price model over sequences of 40 consecutive trading days to calculate whether a share price hurdle has been attained. An average price model minimizes the effect of short-term volatility in the share price by making the share price for each day equally

PAGE 44	ASSURED GUARANTY

relevant. In contrast, a consecutive day model would permit a single errant drop in the share price to be the relevant value for the sequence.

Although the Compensation Committee chose to maintain the calculation methodology, it did strengthen the alignment between executive pay and our Company's performance by providing that, for the performance share units granted for the 2014 performance year, only sequences occurring in the second half of the 3-year performance period can be considered when the Compensation Committee determines the highest average share price over 40 consecutive trading days. Allowing performance share units to be earned only in the last half of the performance period mitigates concerns that short-term gains may yield payouts even if long-term performance lags.

Share price hurdles. The Compensation Committee also reviewed the rigor of the share price hurdles and the vesting percentage at each hurdle. The Compensation Committee reviewed the extent of the share price increase from the February 9, 2012 first grant of performance equity through December 31, 2014 (32.9%), and also noted that the existing hurdles represent significant percentages of operating shareholders' equity per share as of December 31, 2014:

Share price hurdle	Share price hurdle as % of operating shareholders' equity per share as of December 31, 2014
$28	75%

$32	85%

$36	96%

The Compensation Committee believes moving the price of our Common Shares ($25.00 as of December 31, 2014) towards operating shareholders' equity per share ($37.48 as of December 31, 2014) would be a significant measure of success. After discussing these and other statistics, the Compensation Committee determined the existing share price hurdles were sufficiently rigorous, such that it would be appropriate to maintain them for the grant for the 2014 performance year. The Compensation Committee also increased the vesting percentage at the first hurdle in order to further align the executive officers' compensation and performance.

Accordingly, for the performance share units granted for the 2014 performance year, the table shows the percentage that could be earned if the highest average share price over 40 consecutive trading days reaches the stated share price hurdles. As a result of a change in the calculation methodology for these awards, discussed above, the applicable average share price must occur in the second half of the 2015-2017 performance period.

Highest 40 consecutive trading day average share price hurdle	% Earned
$28	50%

$32	100%

$36	200%

Methodology to convert the target value of the award to a specific number of performance share units. The Compensation Committee decided to simplify the method for determining the number of performance share units to grant. In the past, a Monte-Carlo simulation model generated a value for a performance share unit that was then adjusted by a ratio, the numerator of which was the average share price over a 40 consecutive trading day period ending on a day close to the grant date and the denominator of which was the closing share price as of the day close to the grant date. After consideration and discussions with Cook, for the performance share unit awards for the 2014 performance year, the Compensation Committee determined to eliminate the complexity of the Monte-Carlo process and to use the average share

2015 PROXY STATEMENT	PAGE 45

price over the 40 consecutive trading days ending on the grant date. The Compensation Committee believes this simplification enables the shareholders and executives to more easily appreciate the incentive nature of the grant.

Revised the Composition of the Executive Compensation Comparison Group

The Compensation Committee examines pay data for the following 14 companies to review pay practices, identify compensation trends, and benchmark its executive compensation decisions:

Allied World Assurance Company	Endurance Specialty	Radian Group
Arch Capital Group	Everest Re Group	RenaissanceRe Holdings
Aspen Insurance Holdings	MBIA	Validus
Axis Capital Holdings	MGIC Investment	White Mountains Insurance Group
Eaton Vance	PartnerRe

The Compensation Committee recognizes that the comparison group has limitations. Notably, Assured Guaranty is the only public financial guaranty insurance company originating material amounts of new business today, while the comparison group consists primarily of mortgage finance and casualty insurance and reinsurance companies. Despite the specialized nature of our business, our Compensation Committee looks for companies domiciled in Bermuda or with a similar size, business model and compensation mix to ours. Although the factors the Compensation Committee considers for its compensation decisions and the level of compensation may differ from those for the comparison group, the Compensation Committee finds it useful to consider the pay practices at these companies.

In November 2014 and February 2015, Cook met with members of the Compensation Committee to review the comparison group from the prior year, and to identify other companies that could be considered for inclusion in the group. Based on Cook's recommendation, the Compensation Committee modified the comparison group as described below:

Change	Company	Rationale
Remove	W. R. Berkley	Significantly larger than Assured Guaranty in terms of revenue and number of employees, has a different business focus, and is an infrequent comparison company of our other comparison companies.

Remove	Platinum Underwriters	Announced that it intended to merge into RenaissanceRe Holdings, another company in our comparison group.

Add	Eaton Vance	Skills necessary at Eaton Vance—ability to analyze credit exposure and to manage a large investment portfolio—are also necessary for our management in light of our business of insuring financial obligations and internally managing a large portfolio of debt securities.

As a result of these changes to the comparison group, the selection of companies is more useful in assessing our current business. According to Cook, our market capitalization as of December 31, 2014 was in the 65th percentile of our comparison group and our total assets as of September 30, 2014 were in the 67th percentile of our comparison group.

Based on the most recent data available, the Compensation Committee and Cook believe that our compensation decisions and practices are generally consistent with those of the comparison group. Mr. Frederico's total direct compensation for the 2013 performance year was between the 50th and the 75th percentile, and for the 2014 performance year was slightly above the 75th percentile, when compared to the average 2013 compensation (the most recent year in which compensation data for the other comparison companies is available) of a chief executive officer within the comparison group.

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In approving the level of Mr. Frederico's compensation, the Compensation Committee considered our strong performance compared to that of the comparison group. On a one-year basis, our TSR was in the 93rd percentile, and on a three-year basis, our TSR was in the 83rd percentile.

The details of Mr. Frederico's total direct compensation for the 2014 performance year compared to 2013 are set out under "2014 CEO Performance Review Process and Decisions."

2014 Executive Performance

Accomplishments

In 2014, our executive officers accomplished their key strategic objectives. These achievements were important considerations in determining our executive officers' compensation for the year.

We further optimized our capital management, primarily by returning excess capital to our shareholders through repurchases of our Common Shares and our quarterly dividends. Our long-term goal is to increase new business production to a level that utilizes all of the capital being released by the run-off of our current book of business. This has been difficult in the current market environment, with its sustained period of low interest rates and low volume of new issuances in the public finance market. In response, we have engaged in a multi-year effort to return a portion of excess capital to our shareholders. In 2014, we repurchased 24.4 million Common Shares for $590 million, at an average price of $24.17 per share, representing a substantial discount to both operating shareholders' equity per share and adjusted book value per share. We increased our quarterly dividend by 10% in February 2014, and by an additional 9% in February 2015. Over the two-year period ended December 31, 2014, we returned $1 billion of excess capital by repurchasing 37 million Common Shares, or 19% of our January 1, 2013 share count, and through our quarterly dividends.

We also improved our capital flexibility and optimized our capital structure to facilitate continued share repurchases as authorized by our Board of Directors. Our subsidiary Assured Guaranty Re Ltd. (AG Re) increased unencumbered assets by $275 million after we obtained regulatory approval for our subsidiaries Assured Guaranty Municipal Corp. (AGM), Assured Guaranty (Europe) Ltd. and Assured Guaranty Corp. (AGC) to reassume certain of AG Re's contingency reserves, which AG Re previously had to collateralize. In addition, AG Re increased unencumbered assets by more than $100 million after it reached agreement with a ceding company for that company to commute all the reinsurance we were providing on certain distressed City of Detroit obligations. AGM and AGC obtained regulatory approval to release more than $1.1 billion from contingency reserves into policyholders' surplus, which increased the dividend capacity of these two subsidiaries. We also issued $500 million of 5% senior notes. All these measures enabled us to increase liquidity at AGL, our parent holding company.

2015 PROXY STATEMENT	PAGE 47

We increased new business production, with contributions from our U.S. public finance, international infrastructure and global structured finance businesses. In 2014, we recorded a present value of new business production, or PVP, of $168 million—19% more than in 2013. This represents the first time that PVP increased year over year and our U.S. public finance business production exceeded the business plan since our combination with Financial Security Assurance Inc. in 2009. In the U.S. public finance market, of new issuances sold, we insured 43% more par than in 2013 and continued to lead the market with a 58% share. In the international infrastructure market, we guaranteed a United Kingdom social housing project. Our 2014 structured finance PVP of $33 million was more than four times that of 2013.

We improved our financial results by reassuming previously ceded business and making acquisitions. We reassumed previously ceded business totaling $1.2 billion of par, which enabled us to receive the statutory unearned premium outstanding as of the commutation dates and, in one case, a commutation premium. We also reached an agreement for AGC to acquire a legacy insurer, Radian Asset Assurance Inc. We expect the acquisition to increase our unearned premium reserve, be accretive to operating shareholders' equity and adjusted book value, and increase AGC's qualified statutory capital, further improving our capital flexibility.

We created value from our insured portfolio through loss mitigation and other loss recovery strategies. We recorded a $30 million benefit in our total net economic loss development and reduced our below-investment-grade exposure to RMBS by $2 billion, or 27%. These positive results were largely due to a number of agreements we reached during the year with providers of representations and warranties on RMBS we insured. Through these agreements, during 2014 we caused the providers and other responsible parties to make or agree to make payments, or to terminate certain insured transactions that had projected future losses, for a total projected benefit of $581 million (gross of reinsurance). We also purchased $355 million of our insured bonds for $309 million, mitigating expected losses and contributing to ABV. We terminated over $4 billion of net par outstanding, including transactions terminated under agreements with providers of representations and warranties, thereby reducing rating agency capital charges and accelerating premiums earned. We have successfully resolved a number of troubled exposures in our public finance insured portfolio, including our exposures to the cities of Detroit and Stockton, both of which had filed for bankruptcy protection.

Challenges

Our executive officers achieved these strategic goals despite a persistent challenging business environment.

Sustained low interest rate environment in the United States. Over the last five years, municipal bond yields in the U.S. have been at historically low levels. In fact, the interest rate for the widely followed 30-year Municipal Market Data index published by Thomson Reuters was 133 basis points lower at the end of 2014 than it was at the beginning of the year. In this environment, investors have been more willing to purchase riskier municipal bonds at tighter credit spreads (that is, the difference in yield between a municipal bond with a rating of less than triple-A and that of an index of triple-A

PAGE 48	ASSURED GUARANTY

municipal bonds of similar maturity) than was typical in other environments, driving down credit spreads. Our financial guaranty insurance reduces the cost of issuance for an issuer by reducing the credit spread an investor demands to buy the insured bond rather than a comparable uninsured bond. With absolute interest rates so low and credit spreads so tight, some issuers are less willing to pay a premium for us to insure their bonds because the insurance may not substantially reduce their cost of issuance.

Continued low volume of issuance in the U.S. public finance market. According to industry compilations, U.S. municipalities issued $314.9 billion of bonds in 2014, up only 1% from 2013. The 2014 volume of issuance in the U.S. public finance market was the third lowest experienced over the last thirteen years, since 2001.

Increased competition. Based on third-party compilations, we estimate that we insured approximately 57.9% of the insured U.S. public finance bonds issued in the primary market in 2014. In comparison, a second financial guaranty insurer that focuses on a smaller portion of the market than we do provided price competition in those markets where we overlap, and insured 40.3% of the par. A third financial guaranty insurer obtained upgraded financial strength ratings from rating agencies in 2014 and insured the remaining 1.8% balance. We expect the continued presence of these competitors in the market will affect our insured volume as well as the amount of premium we are able to charge, especially in the current environment of low interest rates, tight credit spreads and low U.S. public finance issuance.

2014 Results Against Targets

In November 2013, the Compensation Committee established seven financial performance goals for our executive officers for the 2014 performance year, based on a business plan that the Board of Directors reviewed and approved at that time.

Three of the 2014 targets—operating income, operating income per diluted share and operating ROE—were set below the 2013 results, because of the decline of earned premium resulting from the projected amortization of our insured portfolio—especially the structured finance portfolio, which generally earns premium at higher rates than the public finance portfolio. The lower levels of earned premium were expected to affect all three of these performance measures.

The 2014 targets were viewed as challenging in light of the structural changes to the financial guaranty industry over the past several years and the current interest rate and economic environments.

                                                                *  Includes $3.4 million of severance accruals.

2015 PROXY STATEMENT	PAGE 49

In 2014, we achieved or exceeded all but two of the financial goals, and our results were only slightly below target for the goals we did not meet.

•
Partially due to our strategic capital management, operating shareholders' equity per share reached its highest level in our history. Our Common Share repurchases also helped us exceed our goals for operating income per diluted share and ABV per share.

•
We also exceeded our goals for operating income and operating ROE. Operating income was higher than target due primarily to loss recoveries from negotiated settlements of litigation proceedings we had brought against providers of representations and warranties in insured RMBS transactions, as well as commutation gains from the reassumption of previously ceded business. These favorable developments were partially offset by increased expected losses from our exposure to obligations of the Commonwealth of Puerto Rico and its related authorities and public corporations and certain "triple-X" structured finance obligations, as well as a higher effective tax rate.

•
Operating expenses exceeded the 2014 target by 0.5% due to severance accruals arising from a workforce reduction that will reduce annual compensation expenses by approximately $9 million, beginning in the second quarter of 2015. Without the $3.4 million of severance accruals, our operating expenses would have been $2.2 million below (better than) our target. Given the anticipated future savings from the workforce reduction, the Compensation Committee believes the business purpose of this target has been met.

•
PVP increased by 19% in 2014 to $168 million. While, as discussed above, this represents the first time that PVP increased year over year and our U.S. public finance business production exceeded the business plan since our combination with Financial Security Assurance, we just missed our goal of an increase of nearly 24% to $175 million. As discussed, we faced a challenging business environment primarily due to prevailing low interest rates, tight credit spreads, low issuance volume in the U.S. public finance market, and increased competition.

The Compensation Committee determined that, despite the difficult economic environment we faced in 2014, the executive officers succeeded in creating shareholder value, as reflected in our approximately 12% total shareholder return. In particular, the Compensation Committee valued our executives' success in increasing AGL's liquidity, which enables us to manage our capital, in reaching settlements on our insured RMBS transactions, and in reaching an agreement to acquire Radian Asset Assurance. Therefore, cash incentives for 2014 were paid at above-target levels.

2014 CEO Performance Review Process and Decisions

Overview

In light of Mr. Frederico's achievements in the 2014 performance year, as detailed below, the Compensation Committee awarded him total compensation of $9,079,000, a 5% increase over his total compensation for the 2013 performance year, composed of the following:

	2014 Performance Year Compensation		2013 Performance Year Compensation
Fixed Compensation—Base Salary(1)	$950,000		$950,000

Incentive Compensation

Discretionary Bonus	$0		$3,500,000

Deferred Cash Incentive Compensation (PRP)	$0		$450,000

Cash Incentive Compensation	$3,629,000		$0

Long-Term Performance-Based Equity	$2,250,000	(2)	$1,875,000	(2)

Long-Term Time-Based Equity	$2,250,000	(2)	$1,875,000	(2)

Total Direct Compensation	$9,079,000		$8,650,000

(1)
The Compensation Committee has increased Mr. Frederico's base salary for the 2015 performance year to $1,150,000.

(2)
Represents Compensation Committee target nominal value.
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The compensation package presented in the table above is different from the SEC-required disclosure in the Summary Compensation Table on page 65 and is not a substitute for the information in that table. Rather, it is intended to show how the Compensation Committee linked Mr. Frederico's compensation and its components to our performance results and his achievements for the prior year.

Cash Incentive

To determine Mr. Frederico's cash incentive, as discussed above under "Executive Compensation Program Structure and Process—Changes to Our Executive Compensation Program," the Compensation Committee used a formula that involved aggregating the weighted achievement scores for certain financial performance goals and individual non-financial objectives, and multiplying the result by his Individual Target Cash Incentive Amount. The financial performance measures were based on the business plan for the upcoming year that the Board of Directors reviewed and approved in November 2013. The non-financial objectives were established taking into account the nature of our business, which requires qualitative goals to fully evaluate the annual achievements that benefit our shareholders. For example, the Compensation Committee believed it was important that we increase liquidity in order to be able to manage our capital efficiently; acquire available insurance portfolios, like the one from Radian Asset Assurance, in order to increase our unearned premium reserve; and reach settlements with respect to our distressed insured exposure.

Applying the cash incentive formula resulted in the following achievement score for Mr. Frederico:

2014 Targets	2014 Results	Weighting	2014 Achievement Score (0%–200%)	Weighted Non-Financial Achievement Score
Financial Performance Measures					
PVP	$175 million	$168 million	13.4%	98%	13.1%
Operating income per diluted share	$2.61	$2.83	13.4%	150%	20.1%
Operating shareholders' equity per share	36.99	$37.48	13.4%	125%	16.7%
Operating ROE	7.8%	8.1%	13.4%	125%	16.7%
ABV per share	52.01	$53.66	13.4%	150%	20.1%
Total Financial Goal Score					**86.8%**
Non-Financial Objectives					
Strategy and leadership	Described in detail in the following table	Described in detail in the following table	33%	200%	66%
Active management of all potential loss transactions					
Maintain current ratings for AGC, AGM, MAC and AG Re					
Best practice risk management					
Management development and succession planning					
Non-Financial Objective Score					**66.0%**
Achievement Score					**152.8%**

2015 PROXY STATEMENT	PAGE 51

Non-Financial Objectives	2014 Results
Strategy and Leadership—Articulate a clear strategy and lead effective implementation of business plan to grow direct business and take advantage of reinsurance opportunities.

•

Leverage our rating and financial strength to maintain viable public finance bond insurance market; implement a long-term program to market the value of bond insurance to existing and new distribution channels; write budgeted PVP in U.S. and U.K.

•

Attempt to purchase available bond insurance portfolios; reassume previously ceded portfolios.

•

Maintain regulatory authority to insure infrastructure and structured finance obligations in U.S. and internationally.

•

Maintain liquidity at AGL for corporate purposes.

•

Execute $400 million of Common Share repurchases.

•

Fully implement AGL's U.K. tax domicile.

•

Wrote $128 million of U.S. public finance PVP, $33 million of structured finance PVP, and $7 million of international infrastructure PVP.

•

Structured finance transactions closed include a $400 million insurance reserve financing transaction for a U.S.-based life insurance group.

•

Completed licensing of Municipal Assurance Corp. to write financial guaranty insurance in all 50 U.S. states and the District of Columbia.

•

Signed purchase agreement to acquire Radian Asset Assurance for $810 million (subject to adjustment); closing anticipated in first half of 2015.

•

Entered into commutation agreements to reassume ceded business consisting of approximately $1.2 billion par. Received the statutory unearned premium outstanding as of the commutation dates plus, in one case, a commutation premium.

•

Obtained regulatory approval for AGM and AGC to reassume second tranche of contingency reserves, which increased unencumbered assets at AG Re by $275 million.

•

Obtained regulatory approval for AGM to release $588 million of contingency reserves.

•

Obtained regulatory approval for AGC to release $540 million of contingency reserves.

•

Completed $500 million 5% senior note offering.

•

Completed $590 million of Common Share repurchases (excluding commissions), consisting of 24.4 million shares at average price of $24.17.

•

Completed process for AGL to become U.K. tax resident, enabling us to manage our capital more efficiently.

•

Closing share price of $25.99 represents a 12.19% total return for 2014 and a 110.59% total return on a 3-year basis.

PAGE 52	ASSURED GUARANTY

Non-Financial Objectives	2014 Results
Active management of all potential loss transactions, including pursuit of RMBS representation and warranty collections and servicing transfers; minimize losses from Detroit bankruptcy.

•

Reached agreements with providers of representations and warranties on RMBS and other responsible parties causing them to make or agree to make payments, or terminate certain insured transactions that had projected future losses, for a total projected benefit of $581 million (gross of reinsurance).

•

In order to reduce leverage, and possibly rating agency capital charges, and for loss mitigation purposes, reached agreement with beneficiaries to terminate $4.0 billion in net par.

•

Amended ISDA master agreement with counterparty to eliminate rating-based Additional Termination Event so we are no longer subject to potential termination payments based on rating triggers.

•

Completed servicing transfers on RMBS transactions. As of December 31, 2014, our net insured par of transactions subject to a servicing transfer was $1.8 billion.

•

Negotiated favorable 74% recovery on Detroit general obligation bonds.

•

Resolved $2.1 billion net par exposure to the City of Detroit as of December 31, 2013 on favorable terms; received premium from insurance of $841 million gross par of new sewer and water revenue bonds; executed agreement for ceding company to commute our reinsurance on Detroit certificates of participation.

•

Purchased bonds for loss mitigation purposes. As of December 31, 2014, we held $1.3 billion par of loss mitigation securities.

•

Settled California municipal bond litigation on favorable terms.

•

Reduced commitment amount, fee and maturity of liquidity facility for leveraged lease business, resulting in savings.

•

Renewed excess of loss reinsurance facility at a reduced price.

Financial Strength Ratings—Maintain current ratings for subsidiaries AGC, AGM, Municipal Assurance Corp. and AG Re.

•

S&P upgraded Assured Guaranty group to AA (stable).

•

Obtained Kroll Bond Rating Agency rating of AA+ (stable) for AGM.

•

Maintained Moody's ratings despite a revision to their methodology; AGC and AG Re ratings placed on negative outlook.

2015 PROXY STATEMENT	PAGE 53

Non-Financial Objectives	2014 Results
Strive for AGL to have comprehensive, best-practice risk management with respect to all of its activities, emphasizing the credit quality of risks insured, enterprise risk management and compliance. All credit underwriting consistent with risk/appetite statement.

•

No significant compliance issues.

•

No unanticipated risk issues.

•

All new business within risk limits and risk appetite statement.

•

Refined U.S. public finance underwriting criteria.

•

Continued average rating of new business in A category.

Management development and succession planning—Attract and retain top quality senior management; succession plan for critical positions. Assist the Board in further development of a CEO succession plan.

•

No senior management turnover. On February 4, 2015, we agreed with Robert B. Mills, our current Chief Operating Officer, that the position of Chief Operating Officer would be eliminated, and as a result, Mr. Mills would separate from our Company effective March 31, 2015.

•

Reviewed succession plan with Board of Directors.

Application of the results of Mr. Frederico's financial and non-financial achievements derived the following cash incentive for his 2014 performance:

(2.50% × $950,000) × (86.8% + 66%) = $3,629,000

Equity Compensation

The Compensation Committee awarded all of Mr. Frederico's long-term incentive compensation in the form of performance share units and RSUs. The target nominal amount of long-term equity reflected the Compensation Committee's desire that Mr. Frederico have a strong incentive to generate long-term, sustained growth at our Company that will enhance shareholder value and its consideration of an appropriate level of total compensation for Mr. Frederico.

The following sets forth the February 4, 2015 grant day value of Mr. Frederico's equity based on the Compensation Committee's target nominal amount. The Compensation Committee determined the number of performance share units and RSUs to award Mr. Frederico by converting a target nominal amount of the award using $25.58, which was the average share price over the 40 consecutive trading days ending on February 4, 2015.

When we prepare the Summary Compensation Table, we report the value of the grants using U.S. GAAP., in accordance with the SEC's rules. Under U.S. GAAP, the value of a performance share unit as of February 4, 2015 was $28.31, computed using a Monte-Carlo simulation model value and the highest average share price over 40 consecutive trading days, where the sequence of 40 days occurs in the second half of the 2015-2017 performance period. Under U.S. GAAP, the value of an RSU was $25.22, computed using our Common Share closing price on February 4, 2015, adjusted for the delay in the payment of dividends until vesting.

	Compensation Committee Target Nominal Value	Equity Granted (Shares)	U.S. GAAP Value
Performance share units	$2,250,000	87,959	$2,490,119

RSUs	$2,250,000	87,959	$2,218,326

TOTAL	$4,500,000		$4,708,445

PAGE 54	ASSURED GUARANTY

CEO Reported Pay Versus Realized Pay

To supplement the disclosure in the Summary Compensation Table on page 65, which is determined under SEC rules, we have included the table below, which shows the difference between Mr. Frederico's compensation as reported in the Summary Compensation Table and the compensation he actually received over the relevant period.

The primary source of the difference between the Summary Compensation Table Reported Value and the Actual Realized Value was Mr. Frederico's equity grants. Under the SEC's rules, the Summary Compensation Table for a given year must disclose the grant date value of an executive officer's long-term equity incentive compensation granted in that year. However, equity grants constitute an incentive for future performance, not current cash compensation, and will not actually be received by the executive officer until a future year, if at all. Moreover, the value of this pay when realized may differ significantly from the grant date value shown in the Summary Compensation Table.

CEO Total Compensation
Year	Summary Compensation Table Reported Value(1)	Actual Realized Value(2)	Variation Between Actual Realized Value versus Summary Compensation Table Reported Value	% Difference
2014	$10,774,791	$8,749,276	–$2,025,515	–19%

2013	$7,493,037	$12,819,959	$5,326,922	71%

2012	$13,363,715	$9,351,059	–$4,012,656	–30%

(1)
Summary Compensation Table Reported Value includes the total of all elements of compensation as reported pursuant to SEC rules, including the grant date value of equity awards granted in February 2012 (which constituted a two-year grant for 2011 and 2012 performance) and in February 2014 for 2013 performance. No equity award was granted to our CEO in February 2013 due to the two-year nature of the February 2012 grant.

(2)
Actual Realized Value represents compensation actually received by our CEO for the particular year shown. We began with the compensation shown in the Total column of the Summary Compensation Table on page 65 and made two adjustments:
  •
  Deducted the aggregate grant date fair value of equity awards (reflected in the Stock Awards and Option Awards columns of the Summary Compensation Table); and

  •
  Added the value realized from the vesting of RSUs and the net gain from the exercise of stock options, before payment of applicable withholding taxes (reflected in the 2014 Option Exercises and Stock Vested table on page 71).

2014 Other Executive Officer Compensation Decisions

Non-Financial Objectives and Achievements of the Other Executive Officers

The Compensation Committee made compensation awards to the other executive officers for the 2014 performance year based on its assessment of their achievements and Mr. Frederico's review of their performance. The other executive officers' achievements were evaluated based on their contributions to our achievement of our financial goals, their contributions to the achievement of Mr. Frederico's non-financial objectives, and their own achievements of the individual non-financial objectives Mr. Frederico had assigned to them, as described below.

James M. Michener, General Counsel

Mr. Michener was responsible in the 2014 performance year for a number of important initiatives, including pursuing litigation against the remaining providers of representations and warranties that had not yet settled with us, managing litigation and workout activities relating to a number of distressed U.S. public finance credits, and obtaining regulatory

2015 PROXY STATEMENT	PAGE 55

approval of several significant matters that enabled us to manage our capital more efficiently and write business in new jurisdictions.

•
Mr. Michener was responsible for the legal support to resolve our exposure to a number of troubled RMBS transactions and bankrupt municipalities, including the settlement of litigation we brought against Deutsche Bank and Credit Suisse, and the workout of our exposure to the cities of Detroit and of Stockton, both of which had filed for protection under chapter 9 of the U.S. Bankruptcy Code.

•
Mr. Michener was instrumental in enabling us to manage our capital more efficiently, including by obtaining the approval of our insurance regulators for AGM and AGC to reassume contingency reserves, thereby increasing unencumbered assets at AG Re, and for AGM and AGC to release contingency reserves into policyholders' surplus, thereby increasing their dividend capacity.

•
Mr. Michener led the final negotiation of the agreement to purchase the outstanding capital stock of Radian Asset Assurance, a transaction that will increase our unearned premium reserve, be accretive to operating shareholders' equity and ABV, increase AGC's qualified statutory capital, and improve our capital flexibility if it closes as anticipated in the first half of 2015.

Robert B. Mills, Chief Operating Officer

Mr. Mills was responsible in the 2014 performance year for: delivering revenue savings with respect to our exposure to RMBS transactions by transferring servicing or arranging for special servicing; continuing to execute favorable settlements with providers of representations and warranties in RMBS transactions; overseeing the information technology department in the delivery of accounting and surveillance enhancements for priority projects and in the development of new architecture applications; and instituting cost control measures in order to reduce expenses as set out in our business plan.

•
Mr. Mills was instrumental in negotiating a number of significant RMBS settlements that increased our earnings, improved our capital position and reduced our non-investment grade insured exposure.

•
As a result of Mr. Mills' efforts, during 2014, entities providing representations and warranties paid, or agreed to pay, or agreed to terminate insurance protection on transactions with future projected losses, for a total projected benefit of $581 million (gross of reinsurance) in respect of their representation and warranty liabilities for transactions in which we have provided insurance, which, when added to results from prior years, totals approximately $4.2 billion. Mr. Mills' 2014 efforts enabled us to record a $30 million net benefit in our total economic loss development for 2014.

•
Under Mr. Mills' leadership, $1.8 billion of our net insured par of transactions had transferred servicing as of December 31, 2014.

•
As our Chief Operating Officer, Mr. Mills also oversaw significant progress on IT initiatives and on a new advertising campaign for our Company.

•
Mr. Mills led an effort to reduce our costs, resulting in the closure of our offices in Sydney, Australia and Irvine, California.

As a result of Mr. Mills' success in resolving a substantial number of our troubled RMBS credits, we and Mr. Mills agreed that his position could now be eliminated and that he would separate from our Company effective March 31, 2015. See "Post-Employment Compensation—Severance" below for additional detail about Mr. Mills' separation.

Robert A. Bailenson, Chief Financial Officer

Mr. Bailenson was responsible in the 2014 performance year for meeting all internal and external financial requirements, managing our capital efficiently, meetings with investors, and participating on earnings calls.

•
Mr. Bailenson successfully implemented a liquidity plan to fund our Common Share repurchase program in order to return excess capital to shareholders.

•
Mr. Bailenson planned, marketed and sold $500 million of senior notes at a 5% coupon in a transaction that enabled us to increase liquidity at our holding company.
PAGE 56	ASSURED GUARANTY

•
Mr. Bailenson was involved in the negotiation of important business terms for the Radian Asset Assurance acquisition.

•
Mr. Bailenson negotiated with one swap counterparty to terminate over $1 billion of RMBS par exposure and with another swap counterparty to eliminate the last rating-based termination trigger that could require us to make a termination payment on our credit default swap exposure.

Russell B. Brewer II, Chief Surveillance Officer

Mr. Brewer was responsible in the 2014 performance year for ensuring that all of our insured exposures are reviewed annually and assigned appropriate internal ratings, and for managing loss mitigation strategies for our troubled credits. Mr. Brewer also manages our rating agency relationships.

•
Mr. Brewer successfully expanded our relationship with Kroll Bond Rating Agency and obtained a AA+ (stable) financial strength rating for AGM, in addition to the AA+ (stable) financial strength rating that had already been assigned to Municipal Assurance Corp.

•
Mr. Brewer was instrumental in providing necessary information and analysis to S&P with the end result of obtaining an upgraded AA (stable) financial strength rating for all of the Assured Guaranty operating companies, the first upgrade we have received since since 2007, prior to the financial crisis.

•
Mr. Brewer developed and implemented strategies on a number of transactions where we are experiencing loss or could possibly experience loss. He oversaw the successful resolution of our exposure to the cities of Detroit and of Stockton, and is active in our discussions with the Commonwealth of Puerto Rico and its advisors on potential solutions to Puerto Rico's difficult financial situation.

Compensation Decisions for the Other Executive Officers

In the case of the other executive officers, for the 2014 performance year the Compensation Committee calculated and aggregated the weighted achievement scores for the financial performance goals (which were the same as Mr. Frederico's) and their non-financial objectives (which were a combination of their contribution to Mr. Frederico's non-financial objectives and their achievement of their own individual non-financial objectives), taking into account the level of difficulty of achieving particular goals or objectives. Based on their achievements, after applying the formula, the Compensation Committee awarded them the cash incentives calculated as shown in the table below.

The Compensation Committee awarded all of the other executive officers' long-term incentive compensation in the form of performance share units and RSUs. The target nominal amount of long-term equity reflected the Compensation Committee's desire that each of the other executive officers have a strong incentive to help generate long-term, sustained growth for our Company. The amounts of performance share units and RSUs awarded to each other executive officer vary by individual and are based on their respective positions and levels of responsibility, historic compensation levels and Cook's

2015 PROXY STATEMENT	PAGE 57

advice about the compensation practices of companies in our comparison group. In summary, the Compensation approved the following compensation decisions for the executive officers other than Mr. Frederico for the 2014 performance year:

	James M. Michener	Robert B. Mills	Robert A. Bailenson	Russell B. Brewer II
Fixed Compensation—Base Salary(1)	$500,000	$520,000	$475,000	$390,000

Incentive Compensation

Discretionary Bonus	$0	$0	$0	$0

Deferred Cash Incentive Compensation (PRP)	$0	$0	$0	$0

Cash Incentive Compensation	$1,300,000	$1,827,800	$951,472	$902,830

Long-Term Performance-Based Equity and Time-Based Equity Target Values(2)	$900,000	$0	$1,000,000	$900,000

Total Direct Compensation	$2,700,000	$2,347,800	$2,426,472	$2,192,830

(1)
The Compensation Committee increased the base salaries for these executive officers for the 2015 performance year as follows: Mr. Michener, $550,000; Mr. Bailenson, $550,000; and Mr. Brewer, $400,000. The base salary for Mr. Mills did not change due to his upcoming separation from our Company on March 31, 2015.

(2)
Half of the award consists of performance share units and the other half consists of RSUs. Mr. Mills did not receive any equity incentive due to his upcoming separation from our Company on March 31, 2015. The U.S. GAAP values of the awards are: Mr. Michener, $941,700; Mr. Bailenson, $1,046,351; and Mr. Brewer, $941,700.

Executive Compensation Conclusion

We believe that our executive compensation program rewards performance and motivates the officers to increase shareholder value, and that it is therefore appropriate and in the best interests of our Company and our shareholders. Our strategy requires exceptionally qualified and experienced management in senior financial guaranty executive, finance and legal positions. The economic crisis beginning in 2007 demonstrated the need for experience and the ability to deal with adverse market conditions and take advantage of market opportunities. We are the only public financial guaranty insurer originating material amounts of new business today, and our Company is well-positioned for potential growth. During this critical period in our Company's history, it is essential that we retain and motivate our executive officers and staff. The Compensation Committee and the other independent directors believe that the various elements of total compensation have worked well to attract and properly reward management for their performance.

In summary, we have refined our executive compensation program in response to interactions with our shareholders to reduce the Compensation Committee's discretion, de-emphasize cash-based compensation, enhance the link between pay and performance, and increase executives' incentive to produce long-term results.

Payout Under Performance Retention Plan

Beginning in February 2015, the executive officers are no longer receiving new grants of PRP awards. However, each of the executive officers received a cash distribution in March 2015 resulting from PRP awards granted in February 2011, 2012 and 2013, installments of which vested on December 31, 2014. The last PRP award to the executive officers was granted in February 2014 and the last installment of that award will vest on December 31, 2017.

The principal amount of each PRP award is divided into three installments. The portion of principal associated with each installment and the performance period relating to such installment are set out in the terms of the award.

PAGE 58	ASSURED GUARANTY

The award payment for each installment is the product of:

•
Principal amount of award

•
Portion of principal associated with installment

•
50% of the sum of 1 and the percentage change in the ABV per share for the relevant performance period

•
50% of the sum of 1 and the operating ROE for the relevant performance period

For the executive officers, no amount is payable if our ABV per share has declined for the applicable performance period and if our operating ROE is not at least 3% on average for each year in the applicable performance period. However, if, in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, each executive officer who remains employed at our Company will receive the recalculated payment.

The following table sets forth the calculation of the returns on the installments of the PRP awards granted in February 2011, 2012 and 2013 that vested on December 31, 2014:

Grant Date	Performance Period Beginning Date	Performance Period End Date	Portion of Principal Associated with Installment	Percentage Change in ABV per Share	Operating ROE	50% of Percentage Change in ABV per Share + 50% of Operating ROE
February 2011	January 1, 2011	December 31, 2014	50%	9.7%	41.9%	25.8%

February 2012	January 1, 2012	December 31, 2014	25%	8.8%	29.2%	19.0%

February 2013	January 1, 2013	December 31, 2014	25%	13.8%	18.7%	16.2%

The individual PRP payouts for amounts that vested on December 31, 2014 are set forth in footnote 5 to the Summary Compensation Table.

Compensation Governance

The Role of the Board's Compensation Committee

The Compensation Committee oversees all aspects of our executive compensation program. The Compensation Committee has responsibility for:

•
Establishing executive compensation policies

•
Determining the compensation of our CEO

•
Reviewing our CEO's compensation recommendations regarding other senior officers and determining appropriate compensation for such officers

Our Board has adopted a Compensation Committee Charter to govern the Compensation Committee's activities. The charter, which may be found on our website at assuredguaranty.com/governance, is reviewed annually by the Compensation Committee. Under its charter, the Compensation Committee is authorized to retain compensation, legal, accounting and other expert consultants at our expense.

2015 PROXY STATEMENT	PAGE 59

The Role of the Independent Consultant

Over the past nine years, including in 2014, the Compensation Committee has engaged Cook as its independent compensation consultant and considered advice and information from that firm in determining the amount and form of compensation for the executive officers. As part of its engagement, Cook advised the Compensation Committee in 2014 and 2015 about changes to our executive compensation program. Cook has not provided any additional consulting service to us beyond its role as consultant to the Compensation Committee.

In 2014, Cook's work for the Compensation Committee included analyzing our compensation practices in light of best practices, reviewing our comparison group of companies, collecting and providing relevant market data, reviewing data and analyses provided by other consultants, and updating the Compensation Committee with respect to evolving governance trends.

The Compensation Committee has considered the independence of Cook in light of new SEC rules and NYSE listing standards. It has requested and received a letter from Cook affirming:

•
its independence

•
that Cook undertook no work with or for our management during the past year that was not approved in writing by the Chairman of the Compensation Committee

•
that Cook will undertake no work with or for our management, other than work they perform for the Compensation Committee on matters under its purview and control and related to its charter

The Compensation Committee discussed these considerations and concluded that Cook's work did not raise any independence or conflict of interest issues.

Executive Officer Recoupment Policy

Our Board of Directors adopted a recoupment (or clawback) policy in February 2009 pursuant to which the Compensation Committee may rescind or recoup certain of the compensation of an executive officer if such person engages in misconduct related to a restatement of our financial results or of objectively quantifiable performance goals, and the achievement of those goals is later determined to have been overstated.

Stock Ownership Guidelines

To demonstrate our commitment to building shareholder value, the Board of Directors adopted management stock ownership guidelines. Our guidelines do not mandate a time frame by which this ownership must be attained, but each executive officer must retain 100% of his after-tax receipt of Company stock until he reaches his ownership goal. Please see "Information About Our Common Share Ownership—How Much Stock is Owned by Directors and Executive Officers" for detailed information on the executive officers' stock ownership.

The chart below shows the guideline for each of our executive officers and each executive's stock ownership as of March 9, 2015, the record date, using $26.06, the closing price of one of our Common Shares on the NYSE on such date.

Named Executive Officer	Guideline	Current Ownership
Dominic J. Frederico	7 × Salary	28.6 × Salary

James M. Michener	5 × Salary	11.3 × Salary

Robert B. Mills	5 × Salary	11.6 × Salary

Russell B. Brewer II	5 × Salary	4.1 × Salary

Robert A. Bailenson	5 × Salary	5.7 × Salary

PAGE 60	ASSURED GUARANTY

These ownership levels include shares owned and vested share units credited to Mr. Frederico's, Mr. Bailenson's and Mr. Michener's non-qualified retirement plans. Unvested RSUs, unvested performance share units and unexercised options do not count towards the guidelines.

Anti-Hedging Policy

We adopted an anti-hedging policy in 2013 that explicitly prohibits employees and directors from hedging our Common Shares.

Anti-Pledging Policy

Our stock trading policy prohibits employees and directors from pledging our Common Shares without approval of both our General Counsel and the Nominating and Governance Committee. There have been no such transactions to date.

Award Timing

The Compensation Committee meets during our February board meeting to make executive compensation decisions with respect to the previous year's performance and to make its compensation recommendations to the other directors. All independent directors approve executive officer salary increases (if any), cash incentive compensation, PRP awards (if any) and equity awards. Payments under existing PRP awards (if any) and cash incentives are not paid until after we file our Annual Report on Form 10-K for the previous year with the SEC.

Post-Employment Compensation

Retirement Benefits

We maintain tax-qualified and non-qualified defined contribution retirement plans for our executive officers and other eligible employees. We do not maintain any defined benefit pension plans. All retirement benefits are more fully described under "Potential Payments Upon Termination or Change in Control."

Benefit under defined contribution plans	Description
Core contribution	We contribute 6% of each employee's salary and cash bonus compensation, which we refer to as eligible compensation
Company match	We match 100% of each employee's contribution, up to 6% of eligible compensation

Severance

The severance plan we adopted in February 2012 provides that following an involuntary termination without cause or voluntary termination for good reason, an executive will receive a lump-sum payment in an amount equal to one year's salary, plus his average bonus amount over the preceding 3-year period, plus a pro-rata bonus for the year of termination and an amount equal to one year of medical and dental premiums. In order to receive these severance benefits, an executive officer must execute a release of claims and comply with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination.

On February 4, 2015, we agreed with Mr. Mills that the position of Chief Operating Officer would be eliminated. As a result, Mr. Mills will separate from our Company effective March 31, 2015 (the separation date).

2015 PROXY STATEMENT	PAGE 61

Because we decided to eliminate the position of Chief Operating Officer, we have determined to treat the separation of Mr. Mills as a termination without cause for purposes of his compensation rights and the payments described below. In conjunction with such action, we and Mr. Mills have entered into a separation agreement.

Under the separation agreement, Mr. Mills will continue to receive his current base salary and benefits due to him under our benefit plans through the separation date. The separation agreement provides certain other benefits to Mr. Mills following his separation date, consistent with a termination without cause pursuant to our Executive Severance Plan and pursuant to the terms of equity awards previously granted under our 2004 Long-Term Incentive Plan. Mr. Mills will be entitled to such benefits (the severance benefits) if he signs and does not revoke a release and complies with applicable provisions protecting our interests, such as non-competition, non-solicitation, confidentiality and non-disparagement obligations.

The severance benefits include a lump-sum cash payment of $1,863,267 pursuant to our Executive Severance Plan and certain existing rights that Mr. Mills has to vesting of previously granted equity under the LTIP, which are described in the separation agreement for convenience. Under the terms of existing PRP awards, Mr. Mills forfeits all awards that do not vest prior to the separation date. Any previously granted equity awards that include performance-based vesting conditions (e.g., the achievement of certain pre-established share price targets) remain subject to satisfaction of applicable performance conditions. Mr. Mills' stock options granted prior to 2011 that already have vested will remain exercisable until the last business day prior to March 31, 2017 (the two-year anniversary of the separation date) or, if earlier, the ten-year anniversary of the date of grant, consistent with the terms of such stock option awards for the applicable exercise period following a termination without cause. Mr. Mills will forfeit his right to any unpaid severance benefits and may be required to repay the severance benefits to us in the event he violates the terms of certain covenants, such as his non-competition, non-solicitation, confidentiality and non-disparagement obligations.

Change in Control Benefits

We provide change in control benefits to encourage executives to consider the best interests of shareholders by mitigating any concerns about their own personal financial well-being in the face of a change in control of our Company. Based on shareholder input and changing market trends, we modified our change in control provisions as follows:

•
Long-term incentive awards will vest only upon termination of employment following a change in control (double-trigger)

•
Such awards will vest upon a change in control (single-trigger) if the acquirer does not assume the awards

•
We no longer provide excise tax reimbursements and gross-up payments in the case of a change in control

Detailed information is provided under "Potential Payments Upon Termination or Change in Control."

Tax Treatment

Internal Revenue Code (IRC) Section 162(m) generally limits the deductibility of compensation paid to our CEO and three other named executive officers other than our Chief Financial Officer to $1 million during any fiscal year unless such compensation is "performance-based" under Section 162(m). Generally, we intend to structure our compensation arrangements in a manner that would comply with Section 162(m). However, the Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

In addition, IRC Section 409A imposes restrictions on nonqualified deferred compensation plans. We maintain deferred compensation plans for the benefit of our employees, including nonqualified deferred compensation plans that provide for

PAGE 62	ASSURED GUARANTY

employee and employer contributions in excess of the IRS defined contribution plan limits. The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 409A or, if not exempt, to satisfy the requirements of Section 409A, and we have reviewed and, where appropriate, have amended each of our deferred compensation plans to meet the requirements.

Finally, IRC Section 457A imposes restrictions on nonqualified deferred compensation plans maintained by a nonqualified entity (which generally includes an entity in a jurisdiction that is not subject to U.S. income tax or a comprehensive foreign income tax). The deferred compensation plans we maintain are intended to be exempt from the requirements of Section 457A for benefits accrued or awards granted on or after January 1, 2009 (the effective date of Section 457A). Also, we have amended certain deferred compensation plans in which benefits were accrued or awards granted prior to January 1, 2009 to provide that such benefits will be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of Section 457A.

Non-GAAP Financial Measures

This proxy statement references the following financial measures that are not determined in accordance with U.S. GAAP:

• operating income	• adjusted book value (ABV)
• operating shareholders' equity	• PVP or present value of new business production
• operating return on equity (ROE)

Although financial measures identified as non-GAAP should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior management incentive compensation. Other than operating ROE, the definitions of the non-GAAP financial measures that are used in this proxy statement can be found on pages 95 to 99 of our Annual Report on Form 10-K for the year ended December 31, 2014. Operating ROE is defined in this proxy statement on page 42.

2015 PROXY STATEMENT	PAGE 63

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2014 and this proxy statement. The foregoing report has been approved by all members of the Compensation Committee.

Francisco L. Borges, Chairman G. Lawrence Buhl Stephen A. Cozen
PAGE 64	ASSURED GUARANTY

2014 SUMMARY COMPENSATION TABLE

The following table provides compensation information for 2014, 2013 and 2012 for our named executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)	Option Awards(2)(4)	Non-Equity Incentive Plan Compen- sation(5)	All Other Compen- sation(6)	Total(2)
Dominic J. Frederico,	2014	$950,000	—	$3,607,088	—	$5,580,300	$637,403	$10,774,791
President and Chief	2013	$950,000	$3,500,000	—	—	$2,188,800	$854,237	$7,493,037
Executive Officer	2012	$900,000	$3,300,000	$4,600,440	$1,449,694	$2,249,075	$864,506	$13,363,715

James M. Michener,	2014	$500,000	—	$706,975	—	$2,399,400	$401,974	$4,008,349
General Counsel	2013	$475,000	$1,100,000	$370,930	$99,428	$1,292,350	$382,653	$3,720,361
	2012	$450,000	$800,000	$367,989	$115,969	$1,297,125	$359,798	$3,390,881

Robert B. Mills,	2014	$520,000	—	$557,874	—	$2,654,750	$166,266	$3,898,890
Chief Operating	2013	$520,000	$750,000	$212,143	$67,402	$1,022,850	$144,900	$2,717,295
Officer	2012	$520,000	$600,000	$229,993	$72,481	$840,000	$165,515	$2,427,989

Robert A. Bailenson,	2014	$475,000	—	$673,311	—	$1,618,772	$153,900	$2,920,983
Chief Financial	2013	$450,000	$800,000	$270,436	$65,360	$623,325	$139,250	$2,348,371
Officer	2012	$425,000	$700,000	$275,992	$86,977	$480,200	$142,739	$2,110,908

Russell B. Brewer II,	2014	$390,000	—	$706,975	—	$1,570,130	$171,000	$2,838,105
Chief Surveillance	2013	$370,000	$800,000	$370,930	$99,428	$623,325	$155,900	$2,419,583
Officer	2012	$350,000	$700,000	$367,989	$115,969	$282,500	$140,411	$1,956,869

(1)
Payment for bonuses for 2013 and 2012 were made in 2014 and 2013, respectively.

(2)
Equity awards granted to our CEO in 2012 constituted a two-year grant and he did not receive any equity awards in 2013.

(3)
This column represents the grant date value of restricted stock awards and restricted share unit awards granted in 2014, 2013 and 2012 for 2013, 2012 and 2011 performance, respectively.

(4)
No options were granted in 2014. This column represents the grant date value of stock option awards granted in 2013 and 2012 for 2012 and 2011 performance, respectively.

(5)
This column represents cash incentive compensation for 2014 paid in 2015 and the vesting date value of awards under our Performance Retention Plan (PRP) granted in 2013, 2012, 2011, 2010 and 2009 that vested on December 31, 2014, December 31, 2013 and December 31, 2012 and were paid in March 2015, 2014 and 2013, respectively, as further described in the table below. As discussed in "Compensation Discussion and Analysis—Payout Under Performance Retention Plan" above, the Compensation Committee is providing less cash-based compensation and more equity-based awards, and beginning in February 2015, the executive officers are no longer receiving grants of PRP awards. The last PRP award to the executive officers was granted in February 2014 for the 2013 performance year and the last installment of that award will vest on December 31, 2017.

	D. Frederico	J. Michener	R. Mills	R. Bailenson	R. Brewer

Cash Incentive Compensation	$3,629,000	$1,300,000	$1,827,800	$951,472	$902,830

PRP	$1,951,300	$1,099,400	$826,950	$667,300	$667,300

Total	$5,580,300	$2,399,400	$2,654,750	$1,618,772	$1,570,130

(6)
All Other Compensation for 2014 consists of the benefits set forth in the table below. Contributions to defined contribution retirement plans include contributions with respect to salary and cash incentive compensation. The Miscellaneous category within All Other Compensation includes business-related spousal travel, Bermuda travel stipend, personal use of a corporate apartment, non-U.S club fees and matching gift donations.
2015 PROXY STATEMENT	PAGE 65

	D. Frederico	J. Michener	R. Mills	R. Bailenson	R. Brewer

Employer Contribution to Retirement Plans	$534,000	$192,000	$152,400	$153,000	$142,800

Bermuda Housing Allowance	$22,043	$144,000	—	—	—

Bermuda Car Allowance	$20,000	$15,000	—	—	—

Tax Preparation/ Financial Planning	$28,910	$16,524	$3,866	$900	$18,200

Miscellaneous	$32,450	$34,450	$10,000	—	$10,000

Total	$637,403	$401,974	$166,266	$153,900	$171,000

EMPLOYMENT AGREEMENTS

In February 2012, our Company and the named executive officers who had employment agreements agreed to terminate those employment agreements. This action was in addition to the April 2011 waivers by those named executive officers of rights to certain tax-gross up payments, to single-trigger equity vesting following a change in control, and to severance payable following a change in control in the event of a termination for any reason. None of our named executive officers currently have any employment agreements with the Company.

PERQUISITE POLICY

In conjunction with the termination of the employment agreements, our Company has established a perquisite policy pursuant to which we provide executive officers certain perquisites that are not available to employees generally. These include tax preparation, financial planning, annual executive medical exams and, for our executive officers located in Bermuda, housing and car allowances, Bermuda club memberships, and family travel stipend. In light of the challenges of the Bermuda market, including travel to and from the island, and the cost of living and maintaining a residence, these perquisites are consistent with competitive practices in the Bermuda market and have been necessary for recruitment and retention purposes. Because perquisites are no longer governed by employment agreements that require executive officer consent to changes, they may be modified by the Compensation Committee. Accordingly, it is easier for our Company to update and change the perquisites we provide to executive officers as we deem appropriate through amendments to the perquisite policy than it was previously with the employment agreements.

SEVERANCE POLICY

Our Company adopted a severance policy to replace termination provisions that previously had been addressed in employment contracts. For further detail, see the discussion in "Compensation Discussion and Analysis—Post-Employment Compensation—Severance" and "Potential Payments Upon Termination or Change of Control—Severance Policy". A severance policy enables us to attract and retain top candidates for our executive positions and enables us to have good relations with those executives.

EMPLOYEE STOCK PURCHASE PLAN

We maintain a broad based employee stock purchase plan that gives our eligible employees the right to purchase our Common Shares through payroll deductions at a purchase price that reflects a 15% discount to the market price of our Common Shares on the first or last day of the relevant subscription period, whichever is lower. No participant may purchase more than $25,000 worth of Common Shares under this plan in any calendar year. In 2014, Mr. Frederico, Mr. Mills and another executive officer participated in the employee stock purchase plan to the maximum extent possible.

PAGE 66	ASSURED GUARANTY

INDEMNIFICATION AGREEMENTS

We enter into indemnification agreements with our directors and executive officers. These agreements are in furtherance of our Bye-Laws which require us to indemnify our directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.

•
The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was one of our directors or officers or is or was a director, officer, employee or agent of another entity at our request or relating to anything done or not done by the indemnitee in such a capacity.

•
The indemnification agreements provide for advancement of expenses.

•
These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits. To the extent that indemnification is unavailable, the agreements provide for contribution.

•
The indemnification agreements set forth procedures relating to indemnification claims.

•
The agreements also provide for maintenance of directors' and officers' liability insurance.

2014 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning grants of plan-based awards for our named executive officers made during 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards(5)
Dominic J. Frederico	Feb. 5, 2014(1)	$2,375,000	$4,750,000	—	—	—	—	—
	Feb. 5, 2014(2)	$450,000	—	—	—	—	—	—
	Feb. 5, 2014(3)	—	—	25,039	71,541	143,082	—	$1,800,687
	Feb. 5, 2014(4)	—	—	—	—	—	82,635	$1,806,401

James M. Michener	Feb. 5, 2014(1)	$1,000,000	$2,000,000	—	—	—	—	—
	Feb. 5, 2014(2)	$315,000	—	—	—	—	—	—
	Feb. 5, 2014(3)	—	—	4,907	14,021	28,042	—	$352,909
	Feb. 5, 2014(4)	—	—	—	—	—	16,197	$354,066

Robert B. Mills	Feb. 5, 2014(1)	$1,300,000	$2,600,000	—	—	—	—	—
	Feb. 5, 2014(2)	$250,000	—	—	—	—	—	—
	Feb. 5, 2014(3)	—	—	3,872	11,064	22,128	—	$278,481
	Feb. 5, 2014(4)	—	—	—	—	—	12,781	$279,393

Robert A. Bailenson	Feb. 5, 2014(1)	$783,750	$1,567,500	—	—	—	—	—
	Feb. 5, 2014(2)	$300,000	—	—	—	—	—	—
	Feb. 5, 2014(3)	—	—	4,674	13,354	26,708	—	$336,120
	Feb. 5, 2014(4)	—	—	—	—	—	15,425	$337,191

Russell B. Brewer II	Feb. 5, 2014(1)	$643,500	$1,287,000	—	—	—	—	—
	Feb. 5, 2014(2)	$315,000	—	—	—	—	—	—
	Feb. 5, 2014(3)	—	—	4,907	14,021	28,042	—	$352,909
	Feb. 5, 2014(4)	—	—	—	—	—	16,197	$354,066

2015 PROXY STATEMENT	PAGE 67

(1)
Represents a grant of a non-equity incentive compensation award. As described in "Compensation Discussion and Analysis—Executive Compensation Program Structure and Process—Changes to Our Executive Compensation Program", the Compensation Committee uses a two-step process for granting and paying annual non-equity incentive compensation awards to executive officers. On the February 5, 2014 grant date, the Compensation Committee granted such non-equity incentive compensation awards to the executive officers pursuant to the LTIP with such awards subject to the satisfaction of a performance goal related to certain performance metrics of the Company and subject to the maximum payment limitation of $6 million contained in the LTIP for a one-year performance period. Assuming that such performance goal was met, the second step consisted of the Compensation Committee using negative discretion to determine the actual amount of the cash payment. Prior to the payment of such amounts, the Compensation Committee adopted the target and maximum payment amounts as listed in the table above for any payments pursuant to such awards for the 2014 performance year and adopted a more formulaic approach to using negative discretion to determine the actual amount of payment. Following certification that the adjusted income goal was met and the application of the more formulaic standards to each of the executive officers, the Compensation Committee approved the payments described in the Summary Compensation Table for payment of such non-equity incentive compensation awards for the 2014 performance year.

(2)
Represents a PRP award that will pay out over three installments, vesting on December 31, 2015, 2016 and 2017, respectively, based on changes in ABV and operating ROE for the relevant performance period, as further described in "Compensation Discussion and Analysis—Payout Under Performance Retention Plan."

(3)
Represents a performance share unit award. The performance share units will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and continued employment through the end of the applicable three-year period, with limited exceptions. The number of performance share units listed in the Threshold column represents the number of performance share units which shall become vested based on achievement of 35% of the performance target (a 40-day average share price of $28 during the performance period); the number of performance share units listed in the Target column represents the number of performance share units which shall become vested based on achievement of 100% of the performance target (a 40-day average share price of $32 during the performance period); and the number of performance share units listed in the Maximum column represents the number of performance share units which shall become vested based on achievement of 200% of the performance target (a 40-day average share price of $36 during the performance period). If at least 35% of the performance target is not achieved during the performance period, all of the performance share units will be forfeited.

(4)
Represents a time-based RSU award. Restrictions lapse on the third anniversary of the grant date of the award, subject to continued employment.

(5)
This column discloses the aggregate grant date fair market value computed in accordance with U.S. GAAP, which is $25.17 per target share for performance share units and $21.86 per share for RSUs. For all assumptions used in the valuation, see note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.
PAGE 68	ASSURED GUARANTY

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Dominic J.	166,667	—		—		$18.03	2/10/2015	—		—	—		—
Frederico	166,667	—		—		$25.50	2/2/2016	—		—	—		—
	166,667	—		—		$26.70	2/8/2017	—		—	—		—
	200,000	—		—		$23.27	2/14/2018	—		—	—		—
	100,000	—		—		$7.44	2/5/2019	—		—	—		—
	100,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	112,055	(1)	—		$17.44	2/9/2019	—		—	—		—
	—	—		—		—	—	40,000	(3)	$1,039,600	—		—
	—	—		—		—	—	86,697	(3)	$2,253,255	—		—
	—	—		—		—	—	136,862	(4)	$3,557,043	—		—
	—	—		—		—	—	82,635	(7)	$2,147,684	—		—
	—	—		—		—	—	—		—	71,541	(8)	$1,859,351

James M.	50,000	—		—		$25.50	2/2/2016	—		—	—		—
Michener	50,000	—		—		$26.70	2/8/2017	—		—	—		—
	30,000	—		—		$23.27	2/14/2018	—		—	—		—
	20,000	—		—		$7.44	2/5/2019	—		—	—		—
	40,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	8,963	(1)	—		$17.44	2/9/2019	—		—	—		—
	—	7,375	(2)	4,795	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	7,500	(3)	$194,925	—		—
	—	—		—		—	—	6,936	(3)	$180,267	—		—
	—	—		—		—	—	10,946	(4)	$284,487	—		—
	—	—		—		—	—	7,000	(5)	$181,930	—		—
	—	—		—		—	—	9,696	(6)	$251,999	6,304	(6)	$163,841
	—	—		—		—	—	16,197	(7)	$420,960	—		—
	—	—		—		—	—	—		—	14,021	(8)	$364,406

Robert B.	80,000	—		—		$25.50	2/2/2016	—		—	—		—
Mills	80,000	—		—		$26.70	2/8/2017	—		—	—		—
	40,000	—		—		$23.27	2/14/2018	—		—	—		—
	20,000	—		—		$7.44	2/5/2019	—		—	—		—
	40,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	5,602	(1)	—		$17.44	2/9/2019	—		—	—		—
	—	5,000	(2)	3,251	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	6,250	(3)	$162,438	—		—
	—	—		—		—	—	4,335	(3)	$112,667	—		—
	—	—		—		—	—	6,841	(4)	$177,798	—		—
	—	—		—		—	—	4,150	(5)	$107,859	—		—
	—	—		—		—	—	5,430	(6)	$141,126	3,530	(6)	$91,745
	—	—		—		—	—	12,781	(7)	$332,178	—		—
	—	—		—		—	—	—		—	11,064	(8)	$287,553

2015 PROXY STATEMENT	PAGE 69

	Option Awards							Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price (per share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert A.	12,000	—		—		$25.50	2/2/2016	—		—	—		—
Bailenson	16,000	—		—		$26.70	2/8/2017	—		—	—		—
	10,000	—		—		$23.27	2/14/2018	—		—	—		—
	10,000	—		—		$7.44	2/5/2019	—		—	—		—
	20,000	—		—		$19.79	2/24/2020	—		—	—		—
	—	6,722	(1)	—		$17.44	2/9/2019	—		—	—		—
	—	4,848	(2)	3,152	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	6,250	(3)	$162,438	—		—
	—	—		—		—	—	5,202	(3)	$135,200	—		—
	—	—		—		—	—	8,210	(4)	$213,378	—		—
	—	—		—		—	—	5,000	(5)	$129,950	—		—
	—	—		—		—	—	7,151	(6)	$185,854	4,649	(6)	$120,828
	—	—		—		—	—	15,425	(7)	$400,896	—		—
	—	—		—		—	—	—		—	13,354	(8)	$347,070

Russell B.	10,000	—		—		$19.79	2/24/2020	—		—	—		—
Brewer II	—	8,963	(1)	—		$17.44	2/9/2019	—		—	—		—
	—	7,375	(2)	4,795	(2)	$19.24	2/7/2020	—		—	—		—
	—	—		—		—	—	7,500	(3)	$194,925	—		—
	—	—		—		—	—	6,936	(3)	$180,267	—		—
	—	—		—		—	—	10,946	(4)	$284,487	—		—
	—	—		—		—	—	7,000	(5)	$181,930	—		—
	—	—		—		—	—	9,696	(6)	$251,999	6,304	(6)	$163,841
	—	—		—		—	—	16,197	(7)	$420,960	—		—
	—	—		—		—	—	—		—	14,021	(8)	$364,406

(1)
These options vested on February 9, 2015. As of December 31, 2014, the highest 40-day average price of our Common Shares during the performance period was $25.27. Accordingly, 60.6% of the options vested.

(2)
These options will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined. As of December 31, 2014, the highest 40-day average price of our Common Shares during the performance period was $25.27. Accordingly, approximately 60.6% of the options will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(3)
These units vested on February 9, 2015.

(4)
These units vested on February 9, 2015. As of December 31, 2014, the highest 40-day average price of our Common Shares during the performance period was $25.27. Accordingly, 121.2% of the units vested.

(5)
These units will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement.

(6)
These units will vest on February 7, 2016, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined. As of December 31, 2014, the highest 40-day average price of our Common Shares during the performance period was $25.27. Accordingly, approximately 121.2% of the units will vest, subject to the other conditions of the performance equity, but not before the end of the three-year performance period.

(7)
These units will vest on February 5, 2017, subject to continued employment or agreement terms relating to retirement.

(8)
These units will vest on February 5, 2017, subject to continued employment or agreement terms relating to retirement and achievement of performance goals, as defined. As of December 31, 2014, the highest 40-day average price of our Common Shares during the performance period was $25.27. Accordingly, none of the units will vest unless the highest 40-day average price of our Common Shares during the performance period exceeds $28, subject to the other conditions of the performance equity and not before the end of the three-year performance period.
PAGE 70	ASSURED GUARANTY

2014 OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning option exercises by, and vesting of restricted stock awards of, our named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Number of Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
Dominic J. Frederico	—	—	69,492	$1,581,571

James M. Michener	50,000	$334,500	16,081	$368,797

Robert B. Mills	80,000	$510,400	14,755	$339,399

Robert A. Bailenson	10,000	$68,300	12,043	$275,179

Russell B. Brewer II	—	—	13,368	$304,554

(1)
This column represents gross shares exercised, not reduced by shares withheld to pay for personal income tax and not reduced by shares swapped to pay for the option price.

(2)
The value realized on exercise represents the value of gross shares received, not reduced by shares withheld to pay for personal income tax, but reduced by shares swapped to pay for the option price.

(3)
This column represents gross shares vesting, not reduced by shares withheld to pay for personal income tax.

(4)
The value of a restricted share upon vesting is the fair market value of the stock on the vesting date. This column represents the value of gross shares vesting, not reduced by shares withheld to pay for personal income tax.

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information concerning nonqualified deferred compensation of our executive officers. The amounts set forth in this table include only contributions made and earnings received during 2014 and do not include contribution and earnings with respect to the 2014 bonus paid in 2015.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Earnings in Last FY	Aggregate Balance at Last FYE(3)
Dominic J. Frederico	$251,400	$502,800	—	$857,976	$13,209,238	(4)

James M. Michener	$80,400	$160,800	—	$292,724	$3,074,487

Robert B. Mills	$60,600	$121,200	—	$141,323	$2,451,796

Robert A. Bailenson	$60,900	$121,800	—	$231,949	$2,063,093

Russell B. Brewer II	$55,800	$111,600	—	$184,433	$2,598,114

(1)
The amounts in this column are also included in the Summary Compensation Table, in the Salary column, as follows:

Name	2014 Amount	2013 Amount

Dominic J. Frederico	$47,500	$48,000

James M. Michener	$25,250	$24,000

Robert B. Mills	$26,000	$26,000

Robert A. Bailenson	$23,750	$22,500

Russell B. Brewer II	$19,500	$18,500

(2)
The amounts in this column are included in the Summary Compensation Table, in the All Other Compensation column as the employer contribution to the retirement plans.
2015 PROXY STATEMENT	PAGE 71

(3)
Of the totals in this column, the following totals have been previously reported in the Summary Compensation Table for previous years:

Name	2014 Amount	2013 Amount

Dominic J. Frederico	$6,025,640	$5,306,540

James M. Michener	$1,701,725	$1,518,125

Robert B. Mills	$1,611,413	$1,455,713

Robert A. Bailenson	$950,410	$789,310

Russell B. Brewer II	$290,700	$144,000

(4)
$1,612,387 was assumed from the ACE Limited Supplemental Retirement Plan at our 2004 initial public offering.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the potential payments upon termination or change of control that our named executive officers would receive assuming that the relevant termination event had occurred on December 31, 2014.

Termination Due to Death Or Disability

Name	Unvested PRP	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$2,325,000	$8,862,018	$1,537,064	$12,724,082

James M. Michener	$1,315,000	$1,450,487	$175,442	$2,940,929

Robert B. Mills	$925,000	$1,020,032	$112,427	$2,057,459

Robert A. Bailenson	$1,050,000	$1,203,666	$126,719	$2,380,385

Russell B. Brewer II	$1,065,000	$1,450,487	$175,442	$2,690,929

Termination Due to Retirement

Name	Unvested PRP(1)	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$2,325,000	$2,263,972	—	$4,588,972

James M. Michener	$1,315,000	$434,898	—	$1,749,898

Robert B. Mills	$925,000	$576,094	$55,688	$1,556,782

Robert A. Bailenson(2)	—	—	—	—

Russell B. Brewer II	$1,065,000	$194,925	—	$1,259,925

(1)
PRP payouts may be zero if minimum performance criteria is not met in each performance period.

(2)
Mr. Bailenson had not reached retirement age by December 31, 2014. Upon retirement, Mr. Bailenson will become fully or pro-rata vested in respect of his unvested PRP, restricted stock and stock option awards granted prior to and subsequent to 2012.
PAGE 72	ASSURED GUARANTY

Termination Without Cause Payments(1)

Name	Salary Continuation	Bonus	Benefits	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$950,000	$3,333,333	$39,512	$8,862,018	$1,537,064	$14,721,927

James M. Michener	$500,000	$900,000	$39,512	$1,450,487	$175,442	$3,065,441

Robert B. Mills	$520,000	$683,333	$20,302	$1,020,032	$112,427	$2,356,094

Robert A. Bailenson	$475,000	$733,333	$29,676	$1,203,666	$126,719	$2,568,394

Russell B. Brewer II	$390,000	$750,000	$29,676	$1,450,487	$175,442	$2,795,605

(1)
No unvested PRP payments are payable upon a termination without cause.

Change-in-Control Severance(1)

Name	Salary Continuation	Bonus	Benefits	Unvested Restricted Stock	Unvested Stock Options	Total
Dominic J. Frederico	$950,000	$3,333,333	$39,512	$8,997,600	$958,074	$14,278,519

James M. Michener	$500,000	$900,000	$39,512	$1,514,588	$126,423	$3,080,523

Robert B. Mills	$520,000	$683,333	$20,302	$1,034,077	$81,648	$2,339,360

Robert A. Bailenson	$475,000	$733,333	$29,676	$1,227,713	$90,205	$2,555,927

Russell B. Brewer II	$390,000	$750,000	$29,676	$1,514,588	$126,423	$2,810,687

(1)
No unvested PRP payments are payable upon a change in control.

The salary continuation, bonus and benefits columns in the Termination Without Cause Payments table and the Change-in-Control Severance table represent amounts that would be payable to each executive officer under the terms of the severance policy for executive officers. Under the terms of the policy, each executive officer receives one year of salary, the average of the last three annual bonus amounts, a pro-rata annual bonus payment for the year of termination and one year of benefits which represent medical plan and dental plan premiums paid by our Company at the same level as was paid just prior to termination.

With respect to the termination due to retirement, vesting of PRP, restricted stock and stock options takes place over time. However, we have not discounted these amounts receivable in the future following retirement in the Termination Due to Retirement table. The amount included for the payout of the unvested PRP and vesting of performance share units and performance stock options following retirement was calculated assuming 100% vesting based on assumed performance over the remainder of the applicable performance period. The value of the actual payment amount for PRP and the vesting amount for performance share units and performance stock options may vary from this assumed amount depending on actual performance over the remainder of the performance period following retirement. No amount was included for 2012 performance share units or 2012 performance stock options because such grants would be forfeited by the executive in the event of a retirement prior to vesting.

The aggregate qualified and non-qualified defined contribution retirement account balances as of December 31, 2014 for Messrs. Frederico, Michener, Mills, Bailenson and Brewer are as follows, respectively: $13,735,844, $3,974,458, $3,144,987, $3,624,845 and $5,146,036. Retirement account balances will be paid upon termination in accordance with the terms of the plans, as described below.

2015 PROXY STATEMENT	PAGE 73

If an executive officer had been terminated for cause on December 31, 2014, he would not have received any severance payments and would have forfeited all unvested PRP, restricted stock and stock options, receiving only salary payments through the termination date and vested retirement benefits under our Company's retirement plans.

For the purpose of these tables, the value of RSUs has been determined by multiplying the number of shares of unvested RSUs on December 31, 2014 by the closing price of our Common Shares on December 31, 2014, which was $25.99. Similarly, we calculated the value of unvested options by multiplying the number of unvested options by the difference between the closing price of our Common Shares on December 31, 2014 and the applicable exercise price.

For purposes of the Termination due to Death and Disability and Termination Without Cause tables, the amount included for the pro-rata portion of the performance share units and performance stock options which may become vested following such termination was calculated assuming 100% vesting based on assumed performance over the remainder of the applicable performance period and assuming a value of $25.99 per share of Common Shares on the date of distribution (the closing price of our Common Shares on December 31, 2014). The percentage of the pro-rata portion of the performance share units and performance stock options which ultimately becomes vested and the value of the actual distribution of the shares with respect to such performance share units and performance stock options may vary from this assumed amount depending on the actual price of our Common Shares through the remainder of the applicable performance period and the value of our Common Shares on the date of distribution.

Severance payments, PRP vesting, restricted stock vesting, stock option vesting and retirement plan contributions assume no subsequent employment after termination. Certain rights to vesting and distributions following retirement or a termination without cause are subject to continued compliance with applicable restrictive covenants and may be forfeited by the executive in the event of a violation of such covenants (and in certain circumstances, the executive may be required to repay certain amounts in the event of a violation of such covenants).

Assured Guaranty Non-Qualified Retirement Plans

All the executive officers participate in a non-qualified defined contribution retirement plan through an Assured Guaranty employer. These plans generally permit distributions only following a participant's termination of employment, and each of the plans imposes some additional restrictions on distributions as described below. A change in control under the current provisions of these plans does not entitle a participant to payment. Below is an overview of each plan.

Assured Guaranty Ltd. Supplemental Employee Retirement Plan (AGL SERP)

The AGL SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Ltd. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Ltd. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in the employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.
PAGE 74	ASSURED GUARANTY

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•
To satisfy the requirements of IRC Section 457A, U.S. taxpayers will not accrue additional benefits under the plan on and after January 1, 2009.

Additionally, benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.

No new benefits accrued in the AGL SERP after 2012. Accrued benefits of executive officers in the AGL SERP (other than participant account balances invested in the employer stock fund) were transferred from the AGL SERP to the AGC SERP in 2012. Additional benefits for the executive officers accrue in the AGC SERP described below.

Assured Guaranty Corp. Supplemental Executive Retirement Plan (AGC SERP)

The AGC SERP is a non-qualified retirement plan for higher-paid employees. Internal Revenue Code provisions, such as the annual limit on employee deferrals, limit the amount of contributions that these employees may make or have made on their behalf to the qualified Assured Guaranty Corp. Employee Retirement Plan. Contributions credited to this supplemental plan mirror the employee contributions, employer matching contributions, and 6% employer contributions that would have been made under the Assured Guaranty Corp. Employee Retirement Plan had the Internal Revenue Code provisions not limited the contributions. The plan also permits discretionary employer contributions.

•
A participant does not vest in employer contributions until he or she has completed one year of service, but the participant will vest earlier if he or she dies or attains age 65 while employed by a specified Assured Guaranty employer.

•
Distribution of a participant's account balances will be made as a lump sum. However, a participant may elect to receive payment of his or her account balances in annual installments over a period not exceeding five years, but only if, at the time of termination, the participant has attained age 55 and completed at least five years of service, and the amount of the participant's account balances is at least $50,000.

•
A participant who is considered to be a specified employee as defined in IRC Section 409A and whose payment of benefits begins by reason of termination of employment may not begin to receive such payment until six months after termination of employment.

•
Benefits that were accrued prior to January 1, 2009 that would otherwise be subject to IRC Section 457A shall be distributed in a single lump-sum payment on January 1, 2017 (to the extent not previously distributed) to satisfy the requirements of IRC Section 457A.

Incentive Plans

All the executive officers have previously received awards pursuant to our Company's long-term incentive plan and in prior years received awards under our Company's PRP. For awards granted prior to April 21, 2011 to executive officers, a change in control of our Company accelerates vesting of some equity awards made under the incentive plans, and RSUs will be distributed on a "change in control" if it satisfies the definition of change in control under IRC Section 409A of the Internal Revenue Code. For 2015, the executive officers received a grant of performance share units and RSUs as described below, but did not receive a grant of PRP. Below is an overview of the plans.

Assured Guaranty Ltd. 2004 Long-Term Incentive Plan, as amended, provides for the grant of non-qualified and incentive stock options, stock appreciation rights, full value awards, which include awards such as restricted shares, RSUs or performance share units, and cash incentive awards to employees selected by the Compensation Committee. The

2015 PROXY STATEMENT	PAGE 75

Compensation Committee specifies the terms of the award, including the vesting period applicable to the award, at the time it grants the award to the employee, and includes the terms in an award agreement between the employee and our Company.

•
For awards granted prior to 2012, a participant generally vests in restricted stock awards over four years of continued employment and in option awards over three years of continued employment, but if a change in control occurs or if the participant terminates employment as a result of death or disability, then the participant immediately vests in any outstanding awards. For awards granted prior to 2012, in the event of retirement, prior equity grants to an executive officer will continue to vest and options will be exercisable for their original term.

•
For performance share units granted from 2012 through 2014 and performance stock options granted in 2012, the participant will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during such period as described above and the continued employment of the participant through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, for awards granted in 2013 and 2014, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units and options vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year vesting period, provided, however that the vesting of the performance share units and performance stock options shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•
For performance share units granted in 2015, the participant will vest at the end of a three-year vesting period based on performance during such period based on the highest 40-day average share price during the last eighteen months of such period as described above and the continued employment of the participant through the end of such three-year period with limited exceptions as described below. For such awards, the participant is entitled to pro-rata vesting in the event of termination prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or, a voluntary termination due to retirement, if certain requirements are met and if, and only to the extent that, the performance conditions are satisfied at the end of the applicable performance period. In the event of a change in control, the performance share units vest only to the extent that the performance conditions are satisfied at the time of the change in control and only if the participant remains employed through the end of the three-year vesting period, provided, however that the vesting of the performance share units shall be accelerated following such change in control in the event of termination following the change in control but prior to the end of the vesting period due to death or disability, an involuntary termination without cause, a voluntary termination for good reason or in the event that the acquirer does not agree to continue such award following the change in control.

•
For RSUs granted from 2012 through 2015, the participant will vest at the end of a three-year vesting period if the participant remains employed through the end of such period. Such vesting may be accelerated in the event of termination prior to the end of the vesting period due to death or disability or in the event of a change in control where the acquirer does not agree to continue such award following the change in control. Additionally, the participant may remain entitled to continued vesting of such RSUs following an involuntary termination without cause, a voluntary termination for good reason or, for awards granted in 2013 and 2014, a voluntary termination due to retirement during the vesting period if certain requirements are met, including the participant signing of a release of claims against our Company and continuing to comply with applicable restrictive covenants.

Assured Guaranty Ltd. Performance Retention Plan was established in 2006, to permit the grant of cash-based awards to selected employees. PRP awards may be treated as nonqualified deferred compensation subject to the rules of IRC

PAGE 76	ASSURED GUARANTY

Section 409A. The PRP is a sub-plan under our Company's Long-Term Incentive Plan (enabling awards under the plan to be performance based compensation exempt from the $1 million limit on tax deductible compensation). The revisions also give the Compensation Committee greater flexibility in establishing the terms of performance retention awards, including the ability to establish different performance periods and performance objectives.

Beginning in 2008, our Company integrated PRP awards into its long-term incentive compensation program and substantially increased the number and amount of these awards. Generally, each PRP award is divided into three installments, with 25% of the award allocated to a performance period that includes the year of the award and the next year, 25% of the award allocated to a performance period that includes the year of the award and the next two years, and 50% of the award allocated to a performance period that includes the year of the award and the next three years. Each installment of an award vests if the participant remains employed through the end of the performance period for that installment (or vests on the date of the participant's death, disability, or retirement if that occurs during the performance period). Payment for each performance period is made at the end of that performance period. One half of each installment is increased or decreased in proportion to the increase or decrease of per share ABV during the performance period, and one half of each installment is increased or decreased in proportion to the operating ROE during the performance period. However, if, during the performance period, a participant dies or becomes permanently disabled while employed, the amount for any such incomplete performance period shall equal the portion of the award allocated to such performance period. A limited number of awards have cliff vesting in four or five years. Operating ROE and ABV are defined in each PRP award agreement. For more information on the vesting schedules of recent PRP awards see "Compensation Discussion and Analysis—Variable Compensation."

In the case of the executive officers, for PRP awards granted prior to 2015, if a payment would otherwise be subject to the $1 million limit on tax deductible compensation, no payment will be made unless performance satisfies a minimum threshold—for the applicable performance period, there must be positive growth in our ABV per share and our operating ROE must have been at least 3% on average for each year in the applicable performance period. If a payment is forfeited because the minimum threshold is not satisfied, but in a subsequent performance period, there is either positive growth in our ABV per share or our operating ROE is at least 3% on average for each year in the applicable performance period, and the executive officer remains employed at our Company, then the executive officer will receive the forfeited payment. Executive officers did not receive a grant of PRP awards in 2015.

As described above, the performance goals used to determine the amounts distributable under the PRP are based on our Company's operating ROE and growth in per share ABV, or in the case of the 2007 awards, growth in ABV, as defined. The Compensation Committee believes that management's focus on achievement of these performance goals will lead to increases in our Company's intrinsic value.

Employment Agreements

As described above in "Executive Compensation—Employment Agreements," each executive officer had been a party to an employment agreement that provides post employment benefits. However, those agreements were terminated in February 2012 and the Company currently does not have any employment agreements with any executive officer.

Severance Policy

We previously provided severance benefits to executive officers pursuant to their employment agreements. Upon the elimination of the employment agreements, and in conjunction with the compensation changes adopted by the Compensation Committee in February 2012, we established the severance policy for executive officers. Under the policy, following the executive's involuntary termination without cause or voluntary termination for good reason and subject to the executive signing a release of claims, the executive will receive a lump-sum payment in an amount equal to one year's

2015 PROXY STATEMENT	PAGE 77

salary plus his average bonus amount over the preceding 3-year period, plus a pro-rata annual bonus amount for the year of termination and an amount equal to one year of medical and dental premiums. In addition, the executive's receipt of severance benefits is subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions during his employment and for a period of one year following termination of employment. We, in our discretion, may choose to pay the executive the severance benefits described above to an executive who terminates employment for a reason other than involuntary termination without cause or voluntary termination for good reason, in which case the executive will also be subject to non-competition, non-solicitation, and confidentiality restrictions following his termination of employment. As described above in "Executive Compensation—Compensation Discussion and Analysis", on February 4, 2015 we agreed with Robert B. Mills, our current Chief Operating Officer, that the position of Chief Operating Officer would be eliminated, and as a result, Mr. Mills would separate from our Company effective March 31, 2015.

PAGE 78	ASSURED GUARANTY

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes our equity compensation plans as of December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,049,732	(1)	$21.17	10,913,118	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

TOTAL	3,049,732		$21.17	10,913,118

(1)
Includes Common Shares to be issued upon exercise of outstanding stock options and performance stock options granted under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. Does not include purchase rights currently accruing under the Assured Guaranty Ltd. Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period, which is June 30, 2015. The purchase price under such plan is generally 85% of the lower of the fair market value of a Common Share on the first day of the subscription period or on the exercise date.

(2)
Includes 200,457 Common Shares reserved for issuance under the Assured Guaranty Ltd. Employee Stock Purchase Plan. Includes 10,712,661 Common Shares available for stock options, restricted stock awards, RSUs, performance stock options and performance share units reserved for future issuance under the Assured Guaranty Ltd. 2004 Long-Term Incentive Plan. The grants of dividend equivalents of RSUs have reduced the number of shares available for future issuance.
2015 PROXY STATEMENT	PAGE 79

AUDIT COMMITTEE REPORT

The Audit Committee consists of four members of the Board of Directors. Each Audit Committee member is independent, within the meaning of the NYSE listing standards, of our Company and our management and has been determined by the Board of Directors to be financially literate, as contemplated by the NYSE listing standards. In addition, the Board of Directors has determined that each Audit Committee member is an audit committee financial expert within the meaning of the rules of the SEC, as that term is defined under Item 407(d) of Regulation S-K.

The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of our financial statements and financial reporting process, the system of internal controls, the audit process, the performance of our internal audit process and the performance, qualification and independence of our independent auditor, PwC.

Our Company's management prepares our consolidated financial statements in accordance with U.S. GAAP and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting and for performing an assessment of the effectiveness of these controls. PwC audits our year-end financial statements and reviews interim financial statements. PwC also audits the effectiveness of our internal controls over financial reporting. The Audit Committee, on behalf of the Board of Directors, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by our management, PwC and other advisors. We have also retained Ernst & Young LLP, which we refer to as E&Y, to provide services to support our Company's internal audit program and compliance with Sarbanes-Oxley Section 404. The Audit Committee has adopted an Internal Audit Charter.

The Audit Committee held five meetings in 2014. Audit Committee meetings are usually held in conjunction with the quarterly meetings of the Board of Directors. At all of its quarterly meetings, the Audit Committee met with management, PwC, E&Y, the Chief Financial Officer and the General Counsel or Deputy General Counsel to review, among other matters, the overall scope and plans for the internal and independent audits, and the results of such audits; critical accounting estimates and policies; the status of our loss reserves and compliance with our conflict of interest, regulatory compliance and code of conduct policies. At each quarterly meeting the Audit Committee also reviewed underwriting and risk management with the Chief Risk Officer, the Chief Surveillance Officer, and the Chief Credit Officer. The Audit Committee coordinates the oversight of underwriting and risk management with the Risk Oversight Committee. In February 2014, the Audit Committee reviewed and approved our Company's December 31, 2013 audited consolidated financial statements and Annual Report on Form 10-K. In February 2014, the Audit Committee also reviewed our Company's compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, including controls to prevent and detect fraud.

The Audit Committee also met with management and PwC in February 2015, over the course of two meetings, to review our Company's program to ensure compliance with the requirements of Sarbanes-Oxley Section 404 and its internal controls over financial reporting, to review results of operations and audit results, and approve our Company's December 31, 2014 audited consolidated financial statements and Annual Report on Form 10-K. In February 2015, the Audit Committee also reviewed drafts of the 2015 proxy statement and approved this Audit Committee Report.

At each meeting in 2014 and February 2015, the Audit Committee met in executive session (i.e., without management present) with representatives of PwC to discuss the results of their examinations and their evaluations of our Company's internal controls and overall financial reporting. Similar executive sessions are held at least semi-annually with

PAGE 80	ASSURED GUARANTY

representatives of E&Y. At each quarterly meeting, E&Y has the opportunity to address pending issues with the Audit Committee and semi-annually specifically reviewed the results of internal audits and the overall internal audit program. Portions of quarterly meetings were dedicated to further education of Audit Committee members.

The Audit Committee has also discussed with PwC all the matters required to be discussed by U.S. GAAP, including those described in Public Company Accounting Oversight Board AS 16. These discussions included:

•
the auditor's judgments about the quality, not just the acceptability, of our Company's accounting principles as applied in its financial reporting;

•
methods used to account for significant unusual transactions;

•
the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•
the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates;

•
disagreements with management over the application of accounting principles, of which there were none, the basis for management's accounting estimates, and disclosures in the financial statements; and

•
any significant audit adjustments and any significant deficiencies in internal control.

The Audit Committee also reviewed all other material written communications between PwC and management. The Audit Committee has also discussed with PwC their independence from our Company and management, including a review of audit and non-audit fees, and has reviewed in that context the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence.

Based on the review and discussions referred to above, and in reliance on the information, opinions, reports or statements presented to the Audit Committee by our Company's management and PwC, the Audit Committee recommended to the Board of Directors that the December 31, 2014 audited consolidated financial statements be included in our Company's Annual Report on Form 10-K.

The foregoing report has been approved by all members of the Audit Committee.

Patrick W. Kenny, Chairman Bonnie L. Howard Simon W. Leathes Michael T. O'Kane
2015 PROXY STATEMENT	PAGE 81

    PROPOSAL NO. 2: ADVISORY APPROVAL OF
    EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements. Proposal No. 2 is Item 2 on the proxy card.

As described in detail under the heading "Executive Compensation—Compensation Discussion and Analysis," and highlighted in the "Compensation Highlights" of such section, our executive compensation program is designed to attract, motivate, and retain talented executives who possess the skills required to formulate and drive our Company's strategic direction and achieve annual and long-term performance goals necessary to create shareholder value. The program seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual incentives and long-term incentives. The Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders' interests and current market practices. Please read the "Compensation Discussion and Analysis" discussion for additional details about our executive compensation programs, including information about the fiscal year 2014 compensation of our named executive officers.

We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our shareholders to indicate their support for our named executive officer compensation as described on pages 31 to 81 of this proxy statement, which include the "Compensation Discussion and Analysis" section and the compensation tables and related narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The board of directors recommends that you vote "FOR" the following resolution at the Annual General Meeting:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will review the voting results carefully. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF EXECUTIVE COMPENSATION.

PAGE 82	ASSURED GUARANTY

  PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF
  INDEPENDENT AUDITOR

The appointment of the independent auditor is approved annually by the Audit Committee and ratified by our shareholders. The Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. The Audit Committee has authorized the engagement of PwC as our independent auditor for the year ending December 31, 2015.

PwC served as our independent auditor for the year ended December 31, 2014. Our audited financial statements for the year ended December 31, 2014 will be presented at the Annual General Meeting. Representatives of PwC will attend the Annual General Meeting and will have an opportunity to make a statement if they wish. They will also be available to answer questions at the meeting. Proposal No. 3 is Item 3 on the proxy card.

INDEPENDENT AUDITOR FEE INFORMATION

The following table presents fees for professional audit services rendered by PwC for the audit of our annual consolidated financial statements for 2014 and 2013 and fees for other services rendered by PwC in 2014 and 2013.

	2014	2013
Audit fees(1)	$6,175,000	$6,284,550

Audit-related fees(2)	$508,000	$240,450

Tax fees(3)	$438,359	$719,000

All other fees(4)	$58,600	$60,000

(1)
We paid audit fees, including costs, for the years ended December 31, 2014 and December 31, 2013 for professional services rendered in connection with:

•
the audits of our consolidated financial statements, of management's assessment of internal controls over financial reporting and of the effectiveness of these controls

•
the statutory and GAAP audits of various subsidiaries

•
review of quarterly financial statements

•
procedures in connection with our 2014 debt issuance and S-3 registration statement

(2)
Audit-related fees for the year ended December 31, 2014 related to due diligence procedures in connection with our proposed acquisition of Radian Asset Assurance Inc., audits of our employee benefit plans and agreed upon procedures related to the our proxy statement. Audit-related fees for the year ended December 31, 2013 related to review of procedures in connection with management's potential implementation of the FASB Exposure Draft for the Insurance Contract Accounting Standards Update, audits of our employee benefit plans and agreed upon procedures related to our proxy statement.

(3)
Of the total amount of tax fees for 2014, $188,359 related to tax compliance and $250,000 related to tax advice. Of the total amount of tax fees for 2013, $136,000 related to tax compliance and $583,000 related to tax advice.

Compliance-related tax fees for 2014 and 2013 were for professional services rendered in connection with the preparation of the 2013 and 2012 federal tax returns, respectively, as well as for compliance services rendered in connection with the preparation of the corporate tax return of Assured Guaranty Services (Australia) Pty Ltd.

Tax advice-related fees for 2014 and 2013 were primarily related to AGL's establishment of tax residence in the United Kingdom. In addition, in 2014, PwC provided advice to us on various other tax matters.

(4)
Fees for 2014 primarily relate to industry and regulatory knowledge provided in connection with Solvency II requirements in the United Kingdom. Fees for 2013 related to industry and regulatory knowledge provided in connection with AGL becoming a tax resident of the United Kingdom.
2015 PROXY STATEMENT	PAGE 83

PRE-APPROVAL POLICY OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approved all of the fees described above. The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent auditor, PwC. The Audit Committee provides a general pre-approval of certain audit and non-audit services on an annual basis. The types of services that may be covered by a general pre-approval include other audit services, audit-related services and permissible non-audit services. If a type of service is not covered by the Audit Committee's general pre-approval, the Audit Committee must review the service on a specific case by case basis and pre-approve it if such service is to be provided by the independent auditor. Annual audit services engagement terms and fees require specific pre-approval of the Audit Committee and management and the auditor will report actual fees versus the budget periodically throughout the year by category of service. Any proposed services exceeding pre-approved costs also require specific pre-approval by the Audit Committee. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. Either the Audit Committee Chairman, the designated Committee member or the entire Audit Committee must pre-approve the provision of any significant additional audit fees in excess of the budgeted amount and/or any excess related to non-audit fees over the budgeted amount. All fees related to internal control work are pre-approved by the Audit Committee before such services are rendered. The Audit Committee pre-approved all of the fees described above pursuant to its pre-approval policies and procedures.

The board of directors and the audit committee recommend that you vote "FOR" the appointment of PwC as the independent auditor.

PAGE 84	ASSURED GUARANTY

  PROPOSAL NO. 4: PROPOSALS CONCERNING OUR
  SUBSIDIARY, ASSURED GUARANTY RE LTD.

In accordance with AGL's Bye-Laws, if AGL is required or entitled to vote at a general meeting of any direct non-United States subsidiary of AGL, AGL's directors must refer the matter to the shareholders of AGL and seek authority from AGL's shareholders for AGL's representative or proxy to vote in favor of the resolution proposed by the subsidiary. AGL's directors must cause AGL's representative or proxy to vote AGL's shares in the subsidiary pro rata to the votes received at the general meeting of AGL. In addition, AGL's Board of Directors, in its discretion, may require that the organizational documents of each subsidiary of AGL organized under the laws of a jurisdiction outside the United States contain provisions substantially similar to these provisions. As a consequence, we are proposing that our shareholders authorize AGL to vote in favor of the following matters to be presented at the next annual general meeting of our subsidiary, AG Re.

Proposal 4.1—Election of AG Re Directors. We propose that AGL be directed to elect the following seven directors of AG Re: Howard W. Albert, Robert A. Bailenson, Russell B. Brewer, II, Gary Burnet, Stephen Donnarumma, Dominic J. Frederico and James M. Michener, with such persons constituting the entire board of directors of AG Re, to serve for one year terms commencing at the annual general meeting of AG Re. Each AG Re director is an officer of AGL or one of its subsidiaries and has consented to serve as directors of AG Re without fee if elected. We do not expect that any of the nominees will become unavailable for election as a director of AG Re, but if any nominees should become unavailable prior to the meeting, proxy cards, whether submitted by telephone, via the Internet or by mail, authorizing the proxies to vote for the nominees will instead be voted for substitute nominees recommended by AG Re's board of directors. Proposal 4.1 is Item 1B on the proxy card.

In connection with his separation from the Company, Robert B. Mills will resign as a director of AG Re effective as of March 31, 2015. Accordingly, we have not proposed that Mr. Mills be nominated for re-election to the AG Re board of directors. Upon his resignation a vacancy will remain on the AG Re board of directors until such time as the AG Re board of directors elects a director to fill the vacancy or the Company, as sole shareholder of AG Re, proposes to decrease the number of directors from eight to seven.

The biographies for these nominees are set forth below:

Howard W. Albert, age 55, has been Chief Risk Officer of AGL since May 2011. Prior to that, he was Chief Credit Officer of AGL from 2004 to April 2011. Mr. Albert joined Assured Guaranty in September 1999 as Chief Underwriting Officer of Capital Re Company, the predecessor to AGC. Before joining Assured Guaranty, he was a Senior Vice President with Rothschild Inc. from February 1997 to August 1999. Prior to that, he spent eight years at Financial Guaranty Insurance Company from May 1989 to February 1997, where he was responsible for underwriting guaranties of asset-backed securities and international infrastructure transactions. Prior to that, he was employed by Prudential Capital, an investment arm of The Prudential Insurance Company of America, from September 1984 to April 1989, where he underwrote investments in asset-backed securities, corporate loans and project financings.

Mr. Albert's experience in risk management, underwriting and credit and his position as the Chief Risk Officer of AGL make him valuable to the Board of Directors of AG Re.

Robert A. Bailenson, age 48, has been the Chief Financial Officer of AGL since June 2011. Prior to that, he had been the Chief Accounting Officer of AGL since May 2005 and has been with AGL and its predecessor companies since 1990. Mr. Bailenson also serves as the Chief Financial Officer of our Company's U.S. subsidiaries. He was Chief Financial Officer and Treasurer of AG Re from 1999 until 2003 and was previously the Assistant Controller of Capital Re Corp., which was acquired by ACE in 1999 and the parent holding company of AGC until AGL's 2004 initial public offering.

2015 PROXY STATEMENT	PAGE 85

Mr. Bailenson's background as the Chief Financial Officer of AGL and as an accountant provides an important perspective to the Board of Directors of AG Re.

Russell B. Brewer II, age 58, has been Chief Surveillance Officer of AGL since November 2009 and Chief Surveillance Officer of AGC and AGM since July 2009. Mr. Brewer has been with AGM since 1986. Mr. Brewer was Chief Risk Management Officer of AGM from September 2003 until July 2009 and Chief Underwriting Officer of AGM from September 1990 until September 2003. Mr. Brewer was also a member of the Executive Management Committee of AGM. He was a Managing Director of Assured Guaranty Municipal Holdings Inc. from May 1999 until July 2009. From March 1989 to August 1990, Mr. Brewer was Managing Director, Asset Finance Group, of AGM. Prior to joining AGM, Mr. Brewer was an Associate Director of Moody's Investors Service, Inc.

Mr. Brewer's risk management and surveillance expertise and his position as the Chief Surveillance Officer of AGL enhance the deliberations of the Board of Directors of AG Re.

Gary Burnet, age 44, has been President of AG Re since August 2012, and prior to that he served as the Managing Director—Chief Credit Officer of AG Re from 2006 until his appointment as President. Mr. Burnet also served as the Vice President—Risk Management and Operations of AG Re from 2002 to 2005. Prior to joining our Company, Mr. Burnet's previous experience included two years at ACE Asset Management, where he was Investment Officer with responsibility for developing and modeling the ACE group's consolidated investment and insurance credit risk. Prior to ACE Asset Management, he was an Assistant Vice President—Investments at ACE Bermuda. Mr. Burnet trained as a Chartered Accountant with Geoghegan & Co. CA from 1993 to 1996 in Edinburgh Scotland and also worked as an audit senior for Coopers & Lybrand from 1996 to 1998 in Bermuda.

As the President of AG Re, Mr. Burnet has the most comprehensive knowledge of its operations, including the key areas of accounting, risk management and credit.

Stephen Donnarumma, age 52, was appointed as a director of AG Re on September 11, 2012 and has been with Assured Guaranty since 1993. Mr. Donnarumma has been the Chief Credit Officer of our U.S. operating companies since January 1, 2010. Over the past 20 years, Mr. Donnarumma has held several positions at Assured Guaranty, including Deputy Chief Credit Officer of AGL, President of AG Re, Chief Surveillance Officer of AGC, and Senior Managing Director, Head of Mortgage and Asset-backed Securities of AGC. Prior to joining Assured Guaranty, Mr. Donnarumma was with Financial Guaranty Insurance Company from 1989 until 1993, where his responsibilities included underwriting domestic and international financial guaranty transactions and prior to that he served as a Director of Credit Risk Analysis at Fannie Mae from 1987 until 1989. Mr. Donnarumma was also an analyst with Moody's Investors Services from 1985 until 1987.

Mr. Donnarumma's experience with credit analysis and risk management, and his position as the Chief Credit Officer of AGM, Municipal Assurance Corp. and AGC, provide important perspective to the Board of Directors of AG Re.

Dominic J. Frederico—See Mr. Frederico's biography in "Election of Directors—Nominees for Director." The benefits of his experience described therein with respect to the Board of Directors of AGL also make him valuable as a director of AG Re.

James M. Michener, age 62, has been General Counsel and Secretary of AGL since February 2004. Mr. Michener also serves as the General Counsel of our U.S. subsidiaries. Mr. Michener was General Counsel and Secretary of Travelers Property Casualty Corp. from January 2002 to February 2004. From April 2001 to January 2002, Mr. Michener served as General Counsel of Citigroup's Emerging Markets business. Prior to joining Citigroup's Emerging Markets business, Mr. Michener was General Counsel of Travelers Insurance from April 2000 to April 2001 and General Counsel of Travelers Property Casualty Corp. from May 1996 to April 2000.

Mr. Michener's experience as a lawyer and his position as the General Counsel of AGL enables him to make valuable contributions as a member of the Board of Directors of AG Re.

PAGE 86	ASSURED GUARANTY

Proposal 4.2—Appointment of AG Re Auditor. We propose that AGL be directed to ratify the appointment of PwC as the independent auditor of AG Re for the fiscal year ending December 31, 2015, subject to PwC being appointed as our Company's independent auditor. We expect representatives of the firm to be present at the meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Proposal 4.2 is Item 4 on the proxy card.

The following table presents fees for professional audit services rendered by PwC for the audit of AG Re's financial statements for 2014 and 2013.

	2014	2013
Audit fees	$87,250	$84,700

Audit-related fees	$—	$—

Tax fees	$—	$—

All other fees	$—	$—

The above audit fees are included in the audit fees shown in "Proposal No. 3: Ratification of Appointment of Independent Auditor."

Other Matters.  The Board of Directors of AGL does not know of any matter to be brought before the annual general meeting of AG Re that we have not described in this proxy statement. If any other matter properly comes before the annual general meeting of AG Re, AGL's representative or proxy will vote in accordance with his or her judgment on such matter.

The board of directors recommends that you direct AGL to vote "FOR" each of the proposals concerning AGL's subsidiary, AG Re.

2015 PROXY STATEMENT	PAGE 87

    SHAREHOLDER PROPOSALS FOR
    2016 ANNUAL MEETING

HOW DO I SUBMIT A PROPOSAL FOR INCLUSION IN NEXT YEAR'S PROXY MATERIAL?

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual General Meeting, please send it to the Secretary, Assured Guaranty Ltd., 30 Woodbourne Avenue, Hamilton HM 08, Bermuda. Under the rules of the SEC, proposals must be received no later than November 28, 2015 and otherwise comply with the requirements of the SEC to be eligible for inclusion in AGL's 2016 Annual General Meeting proxy statement and form of proxy.

HOW DO I SUBMIT A PROPOSAL OR MAKE A NOMINATION AT AN ANNUAL GENERAL MEETING?

Our Bye-Laws provide that if a shareholder desires to submit a proposal for consideration at an Annual General Meeting, or to nominate persons for election as directors, the shareholder must provide written notice of an intent to make such a proposal or nomination which the Secretary of the Company must receive at our principal executive offices no later than 90 days prior to the anniversary date of the immediately preceding Annual General Meeting. With respect to the 2016 Annual General Meeting, such written notice must be received on or prior to February 6, 2016. The notice must meet the requirements set forth in our Bye-Laws. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Exchange Act, management proxies would be allowed to use their discretionary voting authority to vote on any proposal with respect to which the foregoing requirements have been met.

PAGE 88	ASSURED GUARANTY

OTHER MATTERS

The Board of Directors of AGL does not know of any matters which may be presented at the Annual General Meeting other than those specifically set forth in the Notice of Annual General Meeting. If any other matters properly come before the meeting or any adjournment thereof, the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment with respect to such matters.

By Order of the Board of Directors,
James M. Michener
Secretary
2015 PROXY STATEMENT	PAGE 89

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ASSURED GUARANTY LTD. 30 WOODBOURNE AVENUE HAMILTON, HM 08 BERMUDA M81957-TBD To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ASSURED GUARANTY LTD. For All Withhold All For All Except The Board of Directors recommends you vote FOR each of the following nominees: ! ! ! 1A. Election of Directors of Assured Guaranty Ltd. (the "Company") Nominees: 06) Patrick W. Kenny 07) Simon W. Leathes 08) Michael T. O’Kane 09) Yukiko Omura 01) Francisco L. Borges 02) G. Lawrence Buhl 03) Stephen A. Cozen 04) Dominic J. Frederico 05) Bonnie L. Howard 1B. Authorizing the Company to vote for directors of our subsidiary, Assured Guaranty Re Ltd. ("AG Re"): Nominees: 10) Howard W. Albert 11) Robert A. Bailenson 12) Russell B. Brewer II 13) Gary Burnet 14) Stephen Donnarumma 15) Dominic J. Frederico 16) James M. Michener For Against Abstain The Board of Directors recommends you vote FOR the following proposals: ! ! ! 2. To vote, on an advisory basis, on executive compensation. ! ! ! 3. To ratify the appointment of PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditors for the fiscal year ending December 31, 2015. ! ! ! 4. Authorizing the Company to vote for the ratification of the appointment of PwC as AG Re's independent auditors for the fiscal year ending December 31, 2015. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M81958-TBD PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE DIRECTORS OF ASSURED GUARANTY LTD. The undersigned hereby appoints Dominic J. Frederico and James M. Michener, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the common shares of Assured Guaranty Ltd. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of shareholders of the Company to be held May 6, 2015, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED. THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1A AND 1B, FOR PROPOSALS 2 THROUGH 4 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side